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                            SUBORDINATED CREDIT AGREEMENT

                             DATED AS OF OCTOBER 31, 1996

                                       BETWEEN

                                ZIMMERMAN SIGN COMPANY

                                         AND

                               BANK OF AMERICA ILLINOIS




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                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2  Other Interpretive Provisions . . . . . . . . . . . . . . . . . . . 12
    1.3  Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE II

THE CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    2.1  Amount and Terms of Commitment. . . . . . . . . . . . . . . . . . . 13
    2.2  Loan Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    2.3  Procedure for Borrowing . . . . . . . . . . . . . . . . . . . . . . 14
    2.4  Conversion and Continuation Elections . . . . . . . . . . . . . . . 14
    2.5  Optional Prepayments. . . . . . . . . . . . . . . . . . . . . . . . 15
    2.6  Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    2.7  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    2.8  Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    2.9  Computation of Fees and Interest. . . . . . . . . . . . . . . . . . 15
    2.10 Payments by the Company . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY . . . . . . . . . . . . . . . . . . . 16
    3.1  Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    3.2  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    3.3  Increased Costs and Reduction of Return . . . . . . . . . . . . . . 17
    3.4  Funding Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    3.5  Inability to Determine Rates. . . . . . . . . . . . . . . . . . . . 17
    3.6  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE IV

CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    4.1  Delivery of Documents . . . . . . . . . . . . . . . . . . . . . . . 18
    4.2  Conditions to All Loans . . . . . . . . . . . . . . . . . . . . . . 19



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ARTICLE V

REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . 20
    5.1  Corporate Existence and Power . . . . . . . . . . . . . . . . . . . 20
    5.2  Corporate Authorization; No Contravention . . . . . . . . . . . . . 20
    5.3  Governmental Authorization. . . . . . . . . . . . . . . . . . . . . 20
    5.4  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    5.5  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    5.6  No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    5.7  ERISA Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . 21
    5.8  Use of Proceeds; Margin Regulations . . . . . . . . . . . . . . . . 22
    5.9  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . 22
    5.10 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    5.11 Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . 22
    5.12 Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . 23
    5.13 Regulated Entities. . . . . . . . . . . . . . . . . . . . . . . . . 23
    5.14 No Burdensome Restrictions. . . . . . . . . . . . . . . . . . . . . 23
    5.15 Copyrights, Patents, Trademarks and Licenses, etc.. . . . . . . . . 23
    5.16 Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    5.17 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE VI

AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    6.1  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 24
    6.2  Certificates; Other Information . . . . . . . . . . . . . . . . . . 24
    6.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    6.4  Preservation of Corporate Existence, Etc. . . . . . . . . . . . . . 25
    6.5  Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . 26
    6.6  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    6.7  Payment of Obligations. . . . . . . . . . . . . . . . . . . . . . . 26
    6.8  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . 26
    6.9  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . 26
    6.10 Inspection of Property and Books and Records. . . . . . . . . . . . 26
    6.11 Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . . . 27
    6.12 Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE VII

NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    7.1  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . 27
    7.2  Property Transfer, Merger or Lease-Back . . . . . . . . . . . . . . 28
    7.3  Acquire Securities. . . . . . . . . . . . . . . . . . . . . . . . . 28



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

    7.4  Limitation on Indebtedness. . . . . . . . . . . . . . . . . . . . . 29
    7.5  Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . 29
    7.6  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    7.7  Contingent Obligations. . . . . . . . . . . . . . . . . . . . . . . 29
    7.8  Joint Ventures. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    7.9  Lease Obligations . . . . . . . . . . . . . . . . . . . . . . . . . 30
    7.10 Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . 30
    7.11 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    7.12 Change in Business. . . . . . . . . . . . . . . . . . . . . . . . . 30
    7.13 Accounting Changes. . . . . . . . . . . . . . . . . . . . . . . . . 30
    7.15 Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . 30
    7.16 Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE VIII

EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
    8.1  Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . 32
    8.2  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    8.3  Rights Not Exclusive. . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE IX

SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    9.1  Agreement to Subordinate. . . . . . . . . . . . . . . . . . . . . . 34
    9.2  Liquidation; Dissolution; Bankruptcy. . . . . . . . . . . . . . . . 34
    9.3  Default on Senior Debt. . . . . . . . . . . . . . . . . . . . . . . 35
    9.4  Notice of Acceleration of Obligations . . . . . . . . . . . . . . . 36
    9.5  When Distribution Must Be Paid Over . . . . . . . . . . . . . . . . 36
    9.6  Notice by Company . . . . . . . . . . . . . . . . . . . . . . . . . 36
    9.7  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    9.8  Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    9.9  Subordination May Not Be Impaired by Company. . . . . . . . . . . . 37
    9.10 Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    9.11 Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE X

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
    10.1  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . 38
    10.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
    10.3  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . 39
    10.4  Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . 39
    10.5  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . 39



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    10.6  Payments Set Aside . . . . . . . . . . . . . . . . . . . . . . . . 39
    10.7  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . 40
    10.8  Assignments, Participations, etc.. . . . . . . . . . . . . . . . . 40
    10.9  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . 40
    10.10 Set-off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    10.11 Automatic Debits of Fees . . . . . . . . . . . . . . . . . . . . . 41
    10.12 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    10.13 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    10.14 No Third Parties Benefited . . . . . . . . . . . . . . . . . . . . 42
    10.15 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
    10.16 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 42

Exhibits:

Exhibit A    Form of Notice of Borrowing
Exhibit B    Form of Notice of Conversion/Continuation
Exhibit C    Form of Compliance Certificate
Exhibit D    Form of Opinion of Guarantor's Counsel
Exhibit E    Form of Guarantee and Contingent Purchase
               Agreement of ICC
Exhibit F    Form of the ICC Credit Agreement

Schedules:

Schedule 5.16   Minority Interests
Schedule 7.1    Permitted Liens
Schedule 7.5    Permitted Indebtedness
Schedule 7.8    Contingent Obligations










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

                            SUBORDINATED CREDIT AGREEMENT


    This SUBORDINATED CREDIT AGREEMENT is entered into as of October 31, 1996 (the "Agreement") between Zimmerman Sign Company, a Texas corporation (the "COMPANY"), and Bank of America Illinois (the "BANK").

    WHEREAS, the Bank has agreed to make available to the Company a credit facility upon the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

    1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

         "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

         "AGREEMENT" means this Credit Agreement.

         "APPLICABLE MARGIN" means: (i) with respect to Base Rate Loans, 0.50%; and (ii) with respect to Offshore Rate Loans, 1.6875%.

         "ATTORNEY COSTS" means and includes all fees reasonable and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

         "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate, which means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "BASE RATE LOAN" means a Loan that bears interest based on the Base
    Rate.



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

         "BOFA" means Bank of America National Trust and Savings Association, a national banking association.

         "BORROWING DATE" means any date on which the Loan is made to the Company under Section 2.3.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

         "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "CASH FLOW" means, as of any date of determination and as determined in accordance with GAAP, the sum of (i) the consolidated net income of the Company for the preceding four calendar quarters, PLUS (ii) the consolidated depreciation, amortization and deferred taxes of the Company for such period, PLUS (iii) the following one-time expenses (net of Federal, state and local income taxes) relating to the Reorganization: (A) the fulfillment of net contractual commitments to senior officers of the Company, (B) a refinancing fee to David E. Anderson, and (C) attorney and accountant fees (collectively, "(A)" through "(C)" preceding are referred to herein as the "One Time Expenses").

         "CASH FLOW COVERAGE RATIO" means, as of any date of determination, the Company's Cash Flow for the previous four calendar quarters divided by scheduled principal payments made on the Senior Debt for the same period.

         "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by the Bank.

         "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

         "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "CONVERSION/CONTINUATION DATE" means any date on which, under Section 2.4, the Company (a) converts a Loan of one Type to a Loan of another Type, or (b) continues as a Loan of the same Type, but with a new Interest Period, a Loan having an Interest Period expiring on such date.

         "DEBT" means, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as balance sheet liabilities in accordance with GAAP.

         "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "DEFERRED DIVIDEND PAYABLE TO MANAGEMENT" means the deferred portion of the Special Dividend declared by the Company and to be paid to certain members of management as a part of the Reorganization.

         "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United
    States.

         "EBITDA" means, as of any applicable date of determination and as determined in accordance with GAAP, net income (plus for any period in which the One Time Expenses were paid, the One Time Expenses) for the previous four calendar quarters, plus (i) interest expense, tax expense, depreciation and amortization expenses for the same period, plus (ii) any loss for the same period and excluding (iii) any gain or loss for the same period arising from the sale of capital assets other than from sales of equipment held for lease.

         "ENVIRONMENTAL CLAIMS" means all written claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment for which a remedial or compliance obligation has arisen under Environmental Laws.

         "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities applicable to the Company, in each case relating to protection or conservation of the environment or occupational health and safety.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
    Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA EVENT" means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to
    Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

         "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 8.1.

         "EXISTING ICG CREDIT AGREEMENT" means the credit agreement dated December 30, 1993 among ICG, certain financial institutions, and the Bank, as agent.

         "FIXED CHARGES" means, as of any date of determination, the aggregate principal amount of Indebtedness scheduled to be paid by the Company during the immediately preceding four calendar quarters, plus capital expenditures for the same period.

         "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, an amount equal to the ratio resulting as the quotient of the Company's Cash Flow divided by Fixed Charges.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date hereof.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

         "ICC" means Independence Capital Corp., a Delaware corporation.

         "ICC Credit Agreement" means the credit agreement between ICC and the Bank in the form attached as EXHIBIT F.

         "ICC GUARANTEE" means the guarantee and contingent purchase agreement of ICC in the form attached as EXHIBIT E hereto.

         "ICG" means Independence Capital Group, Inc., a Delaware corporation.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net indebtedness referred to in clauses (a) through
    (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses
    (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

         "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.5.

         "INDEMNIFIED PERSON" has the meaning specified in Section 10.5.

         "INDEPENDENT AUDITOR" has the meaning specified in subsection 6.1(a).

         "INSOLVENCY PROCEEDING" means, with respect to any person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

         "INTEREST PAYMENT DATE" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, PROVIDED, HOWEVER, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

         "INTEREST PERIOD" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; PROVIDED that:

              (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

              (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

              (iii) no Interest Period for any Loan shall extend beyond the Termination Date as determined by subsection (a) of the definition of that term.

         "JOINT VENTURE" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

         "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), but not including the interest of a lessor under an operating lease.

         "LOAN" means the extension of credit by the Bank to the Company under
    Article II, or any portion thereof remaining after or resulting from any conversion of a Loan under Section 2.4, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "TYPE" of Loan).

         "LOAN DOCUMENTS" means this Agreement and all other documents delivered by the Company to the Bank in connection herewith.

         "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT B.

         "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to the Bank or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "OFFSHORE RATE" means, for any Interest Period, with respect to an Offshore Rate Loan the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Bank as follows:

         Offshore Rate =                 IBOR
                          -------------------------------------
                           1.00 - Eurodollar Reserve Percentage

         Where,

              "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to the Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

              "IBOR" means the rate of interest per annum determined by the Bank as the rate at which dollar deposits in the approximate amount of the Bank's Offshore Rate Loan for such Interest Period would be offered by the BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by the Bank), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

              The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

         "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate.

         "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "PARTICIPANT" has the meaning specified in subsection 9.8(b).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

         "PERMITTED LIENS" has the meaning specified in Section 7.1.

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "REORGANIZATION" means (i) the borrowing contemplated hereby, (ii) the borrowing under the Senior Credit Agreement, (iii) the repayment of the Company's existing senior indebtedness to Comerica Bank - Texas, (iv) the fulfillment of net contractual commitments to senior officers of the Company, (v) the payment of costs incurred in connection with clauses (i) through (iv) of this sentence, (vi) the declaration of the Special Dividend and the related Deferred Dividend Payable to Management, and (vii) the recapitalization of the Company's outstanding Common Stock.

         "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "RESPONSIBLE OFFICER" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "SENIOR AGENT" means the agent under the Senior Credit Agreement.

         "SENIOR CREDIT AGREEMENT" means the Credit Agreement dated October 31,1996 among the Company, certain financial institutions and Comerica Bank
    - Texas, as amended, modified, restructured and supplemented from time to time in accordance with SECTION 7.15.

         "SENIOR CREDIT DOCUMENTS" means the "Documents" as defined in the Senior Credit Agreement, each as amended, supplemented or modified from time to time in accordance with SECTION 7.15.

         "SENIOR DEBT" means (a) all "Senior Indebtedness" (as defined in the Senior Credit Agreement) under the Senior Credit Agreement in an aggregate principal amount not to exceed $23,000,000 (such maximum amount to be reduced by the amount of any principal payments made from time to time on the term loan portion of the Senior Debt); (b) all interest and fees payable with respect thereto (including any interest and fees accruing subsequent to the commencement of any bankruptcy or similar proceeding with respect to the Company, whether or not allowed or allowable as a claim in such proceeding); (c) all obligations in respect of expenses payable under Sections 5.1, 5.5, and 12.6 of the Senior Credit Agreement; and (d) additional Indebtedness incurred by the Company and designated as "Senior Debt" by notice to the Bank not to exceed $2,500,000 at any one time outstanding.

         "SENIOR LENDERS" means the lenders from time to time party to the Senior Credit Agreement.

         "SPECIAL DIVIDEND" means the special dividends declared by the Board of Directors of the Company in the aggregate amount of $19,700,000 payable to the Company's shareholders.

         "SENIOR NOTES" means the "Notes" as defined in the Senior Credit Agreement.

         "SUBORDINATED DEBT" means all Debt, the payment of which (and the security for) has been subordinated to the Senior Debt, including the Obligations.

         "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         "TANGIBLE NET WORTH" means, as of any applicable date of determination, the excess of (i) the book value of all assets of the Company and the Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, goodwill, and similar intangible assets) after all appropriate deductions (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation, and amortization), all as determined on a consolidated basis in accordance with GAAP, less (ii) all Debt (excluding the Deferred Dividend Payable to Management) and plus (iii) all Subordinated Debt of the Company and its Subsidiaries which, in accordance with GAAP, would be required to be presented on their consolidated balance sheet at such date.

         "TERMINATION DATE" means October 31, 2001.

         "TYPE" has the meaning specified in the definition of "Loan."

         "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNITED STATES" and "U.S." each means the United States of America.

         "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries at the Company, or both.

    1.2 OTHER INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

         (e) This Agreement and the other Loan Documents are the result of negotiations between and have been reviewed by counsel to the Bank and the Company, and are the products of both parties. Accordingly, they shall not be construed against the Bank merely because of the Bank's involvement in their preparation.

    1.3 ACCOUNTING PRINCIPLES. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                  ARTICLE II

                                  THE CREDIT

    2.1 AMOUNT AND TERMS OF COMMITMENT. The Bank agrees, on the terms and conditions set forth herein, to make a Loan to the Company on a Business Day prior to November 15, 1996 in the amount of $10,000,000. The Bank shall make only one Loan under this Agreement, although such Loan may be continued or converted in parts, i.e. as multiple Loans hereunder, subject to the terms hereof. Any amount repaid may not be reborrowed.

    2.2 LOAN ACCOUNTS. The Loans made by the Bank shall be evidenced by one or more loan accounts or records maintained by the Bank in the ordinary course of business. The loan accounts or records maintained by the Bank shall be conclusive absent manifest error in calculating the amount of the Loans made by the Bank to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

    2.3 PROCEDURE FOR BORROWING. The Loan shall be made upon the Company's irrevocable written notice delivered to the Bank in the form of a Notice of Borrowing (which notice must be received by the Bank prior to 11:00 a.m. (Chicago time) (a) three Business Days prior to the requested Borrowing Date, in the case of an Offshore Rate Loan; and (b) on the requested Borrowing Date, in the case of a Base Rate Loan, specifying: (i) the amount ; (ii) the requested Borrowing Date, which shall be a Business Day; (iii) the Type of Loan requested; and (iv) the duration of the Interest Period applicable to such Loan. If the Notice of Borrowing fails to specify the duration of the Interest Period for an Offshore Rate Loan, such Interest Period shall be three months. The proceeds of the Loan will be made available to the Company by the Bank either (i) by crediting the account of the Company on the books of the Bank, or by wire transfer in accordance with written instructions provided to the Bank by the Company.

    2.4 CONVERSION AND CONTINUATION ELECTIONS. (a) The Company may, upon irrevocable written notice to the Bank in accordance with subsection 2.4(b):
(i) elect, as of any Business Day, in the case of a Base Rate Loan, or as of the last day of the applicable Interest Period, in the case of an Offshore Rate Loan, to convert any such Loan (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into a Loan of any other Type; or (ii) elect, as of the last day of the applicable Interest Period, to continue a Loan having an Interest Period expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof); PROVIDED, that if at any time the amount of any Offshore Rate Loan is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loan shall automatically convert into a Base Rate Loan, and on and after such date the right of the Company to continue such Loan as, and convert such Loan into, an Offshore Rate Loan shall terminate.

         (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Bank not later than 11:00 a.m. (Chicago time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if any Loan is to be converted into or continued as an Offshore Rate Loan; and (ii) on the Conversion/Continuation Date, if any Loan is to be converted into a Base Rate Loan, specifying: (A) the proposed Conversion/Continuation Date; (B) the amount of the Loan to be converted or continued; (C) the Type of Loan resulting from the proposed conversion or continuation; and (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period applicable to an Offshore Rate Loan, the Company has failed to select timely a new Interest Period to be applicable to such Loan, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Loan into a Base Rate Loan effective as of the expiration date of such Interest Period.

         (d) Unless the Bank otherwise consents, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

    2.5 OPTIONAL PREPAYMENTS. Subject to Section 3.4, the Company may, at any time or from time to time, upon not less than one Business Day's irrevocable notice to the Bank, prepay Loans in whole or in part, in minimum amounts of $100,000, or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 3.4.

    2.6 REPAYMENT. The Company shall repay to the Bank on the Termination Date the aggregate principal amount of all Loans outstanding on such date. The Company shall also prepay the Loans as required pursuant to SECTION 7.16. Any such prepayment shall reduce the scheduled installments in inverse order of their maturity.

    2.7 INTEREST. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.4), PLUS the Applicable Margin.

         (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Bank.

         (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans; PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

    2.8 FEE. The Company shall pay an upfront fee of $50,000 to the Bank on the Closing Date.

    2.9 COMPUTATION OF FEES AND INTEREST. All computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue during each period during which interest is computed from the first day thereof to the last day thereof. Each determination of an interest rate by the Bank shall be conclusive and binding on the Company in the absence of manifest error.

    2.10 PAYMENTS BY THE COMPANY. All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Bank at the address from time to time specified by the Bank for such purpose, and shall be made in dollars and in immediately available funds, no later than 3:00 p.m. (Chicago time) on the date specified herein. Any payment received by the Bank later than 3:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.


                                    ARTICLE III

                      TAXES, YIELD PROTECTION AND ILLEGALITY

    3.1 TAXES. If any payments to the Bank under this Agreement are made from outside the United States, the Company will not deduct any foreign taxes from any payments it makes to the Bank. If any such taxes are imposed on any payments made by the Company (including payments under this Section), the Company will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. The Company will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date.

    3.2 ILLEGALITY. (a) If the Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Bank or any applicable lending office of the Bank to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company, any obligation of the Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Company that the circumstances giving rise to such determination no longer exist.

         (b) If the Bank determines that it is unlawful to maintain Offshore Rate Loans, the Company shall, upon its receipt of notice of such fact and demand from the Bank, prepay in full all Offshore Rate Loans then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain Offshore Rate Loans. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the Bank, in the amount of such repayment, a Base Rate Loan.

    3.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) If the Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loan, then the Company shall be liable for, and shall from time to time, upon demand, pay to the Bank, additional amounts as are sufficient to compensate the Bank for such increased costs.

         (b) If the Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or any applicable lending office of the Bank) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the

Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of the Bank to the Company, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

    3.4 FUNDING LOSSES. The Company shall reimburse the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of: (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan; (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;
(c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6; (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; INCLUDING any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

    3.5 INABILITY TO DETERMINE RATES. If the Bank determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.9(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Bank will promptly so notify the Company. Thereafter, the obligation of the Bank to make or maintain Offshore Rate Loans hereunder shall be suspended until the Bank revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Bank shall make, convert or continue the Loan, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as a Base Rate Loan instead of an Offshore Rate Loan, as the case may be.

    3.6 SURVIVAL.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.


                                  ARTICLE IV

                              CONDITIONS PRECEDENT

    4.1 DELIVERY OF DOCUMENTS. The obligation of the Bank to make the Loan hereunder is subject to the condition that the Bank has received on or before the Closing Date all of the following, in form and substance satisfactory to the Bank:

         (a) CREDIT AGREEMENT.  This Agreement executed by the Company;

         (b) RESOLUTIONS; INCUMBENCY. (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary of the Company; and
(ii) a certificate of the Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

         (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents: (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary of the Company as of the Closing Date; and (ii) a good standing and tax good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date.

         (d) ICC GUARANTEE.  The ICC Guarantee executed by ICC;

         (e) RESOLUTIONS; INCUMBENCY - ICC. (i) Copies of the resolutions of the Board of Directors of ICC authorizing transactions contemplated by the ICC Guarantee, certified as of Closing Date by the Secretary of ICC; and (ii) a certificate of the Secretary of ICC certifying the names and the signatures of the officers of ICC authorized to execute, deliver, and perform, as applicable, the ICC Guarantee and the ICC Credit Agreement;

         (f) ORGANIZATION DOCUMENT; GOOD STANDING - ICC. Each of the following documents: (i) the articles or certificate of incorporation and bylaws of ICC as in effect on the Closing Date and the articles of merger pursuant to which ICG has been merged into ICC, certified by the Secretary of ICC as of the Closing Date; (ii) a good standing and tax good standing certificate for ICC from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and in each state where ICC is qualified to do business as a foreign corporation as of a recent date;

         (g) LEGAL OPINION. A favorable opinion of counsel to ICC, in substantially the form of Exhibit D, addressed to the Bank;

         (h) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Bank to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Bank's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Bank); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 9.4;

         (i) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that: (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists or would result from the execution and delivery of this Agreement; and (iii) there has occurred since December 31, 1995 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

         (j) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Bank may reasonably request.

    4.2 CONDITIONS TO ALL LOANS. The obligation of the Bank to make the Loan is subject to the satisfaction of the following additional conditions precedent on the Borrowing Date:

         (a) NOTICE OF BORROWING. The Bank shall have received a Notice of Borrowing;

         (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article V shall be true and correct in all material respects on and as of the Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

         (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Loan.

         (d) MERGER.  ICG shall have been merged with and into ICC.

         (e) EXISTING ICG AGREEMENT. The obligations of ICG under the Existing ICG Credit Agreement shall be concurrently repaid with the Loan and the commitment of the lenders thereunder shall have been terminated.

         (f) ICC CREDIT AGREEMENT. The ICC Credit Agreement shall have become effective.


The Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of such notice and as of such Borrowing Date, that the conditions in this Section 4.2 are satisfied.


                                    ARTICLE V

                          REPRESENTATIONS AND WARRANTIES

    The Company represents and warrants to the Bank that:

    5.1 CORPORATE EXISTENCE AND POWER. The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause
(d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

    5.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of the Company's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or (c) violate any Requirement of Law.

    5.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

    5.4 BINDING EFFECT. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

    5.5 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any of its respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

    5.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, the Company is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

    5.7 ERISA COMPLIANCE. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code, and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c)(i) No ERISA Event has occurred or is reasonably expected to occur;(ii) no Pension Plan has any Unfunded Pension Liability;(iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA);(iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    5.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and
Section 7.7. The Company is not generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

    5.9 TITLE TO PROPERTIES. The Company has good record and indefeasible title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company is subject to no Liens, other than Permitted Liens.

    5.10 TAXES. The Company has filed (or in the case of any consolidated, unitary or combined return, the Company has been included in a return filed) all Federal and other material tax returns and reports required to be filed, and has paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, for which failure to timely file or pay would be reasonably likely to have a Material Adverse Effect, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

    5.11 FINANCIAL CONDITION. The audited consolidated financial statements of the Company dated December 31, 1995, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and the unaudited consolidated financial statements of the Company dated June 30, 1996, and the related consolidated statements of income on operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments; (ii) fairly present the financial condition of the Company as of the date thereof and results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations. Since December 31, 1995, there has been no Material Adverse Effect.

    5.12 ENVIRONMENTAL MATTERS. The Company conducts in the ordinary course of business a review of the effect of existing requirements of Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    5.13 REGULATED ENTITIES. The Company is not an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

    5.14 NO BURDENSOME RESTRICTIONS. The Company is not a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

    5.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

    5.16 SUBSIDIARIES. As of the Closing Date, the Company has no Subsidiaries and has no equity investments in any other corporation or entity other than those specifically disclosed in SCHEDULE 5.16.

    5.17 INSURANCE. The properties of the Company are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company operates.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                                            So long as the Bank shall have any
Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

    6.1 FINANCIAL STATEMENTS. The Company shall deliver to the Bank, in form and detail satisfactory to the Bank:

         (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of KPMG Peat Marwick L.L.P. or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

         (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

    6.2 CERTIFICATES; OTHER INFORMATION.  The Company shall furnish to the
Bank:

         (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

         (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that the Company or any Subsidiary may make to, or file with, the SEC; and

         (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Bank may from time to time reasonably request.

    6.3 NOTICES.  The Company shall promptly notify the Bank:

         (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

         (b) of any matter that has resulted or may result in a Material
Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

         (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 Business Days after such event), and deliver to the Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event: (i) an ERISA Event; (ii) a material increase in the Unfunded Pension Liability of any Pension Plan; (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or (iv) the adoption of any amendment to a Plan subject to
Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

         (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     6.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall: (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;
(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business; (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.5 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

     6.6 INSURANCE. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     6.7 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     6.8 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     6.9 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     6.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Bank to visit and inspect any of their respective properties during normal business hours, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company;

PROVIDED, HOWEVER, when an Event of Default exists the Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     6.11 ENVIRONMENTAL LAWS. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except where the failure to so comply would not have a Material Adverse Effect.

     6.12 USE OF PROCEEDS. The Company shall use the proceeds of the Loan to make a distribution to its shareholders (including ICC) and the proceeds thereof shall then be used by ICC to repay its obligations under the Existing ICG Agreement, which ICC assumed as a result of its merger with ICG prior to such distribution.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

     So long as the Bank shall have any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

     7.1 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

              (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in SCHEDULE 7.1 securing Indebtedness outstanding on such date or Lien associated with the Senior Credit Agreement, as it may be amended, increased or modified from time to time;

              (b) any Lien created under any Loan Document;

              (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no notice of lien has been filed or recorded under the Code;

              (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

              (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

              (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

              (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries; and

              (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution.

     7.2 PROPERTY TRANSFER, MERGER OR LEASE-BACK. The Company shall not, nor permit any Subsidiary to, (a) sell, lease, transfer or otherwise dispose of all or, except as to the sale of inventory or unneeded equipment in the ordinary course of business, any material part of its properties and assets (whether in one transaction or in a series of transactions), (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock, or (c) enter into any sale-leaseback transaction, provided that the Company and its Subsidiaries may make transfers of assets among themselves.

     7.3 ACQUIRE SECURITIES. The Company shall not, nor permit any Subsidiary to, purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person except for investments:

              (a) in commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

              (b) in obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

              (c) in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of the Bank or a Senior Lender, any of a Senior Lender's affiliates, or any national or state bank or trust company which is organized under the laws of the United States of America or any state therein and which has capital, surplus and undivided profits of at least $100,000,000; or

              (d) in repurchase obligations of any bank or trust company described in the above subsection (c) which relate to the repurchase of obligations described in the above subsection (b).

     7.4 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except: (a) Indebtedness incurred pursuant to this Agreement; (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.8; (c) Indebtedness incurred pursuant to the Senior Credit Agreement; (d) Indebtedness existing on the Closing Date and set forth in SCHEDULE 7.5; and (e) additional Indebtedness in an amount not to exceed $2,500,000 for the sole purpose of acquiring plant and equipment.

     7.5 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, (a) except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary, and (b) except as contemplated by the Reorganization.

     7.6 USE OF PROCEEDS. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

     7.7 CONTINGENT OBLIGATIONS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except: (a) endorsements for collection or deposit in the ordinary course of business; (b) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in SCHEDULE 7.8; and (c) Contingent Obligations arising out of the Reorganization.

     7.8 JOINT VENTURES. The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business.

     7.9 LEASE OBLIGATIONS. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:
(a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof; and (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business requiring payments not in excess of $200,000 in any fiscal year.

     7.10 RESTRICTED PAYMENTS. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any Wholly-Owned Subsidiary may:
(a) declare and make dividend payments or other distributions payable solely in its common stock; (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and (c) declare and make dividend payments or other distributions arising out of the Reorganization.

     7.11 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company, or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     7.12 CHANGE IN BUSINESS. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

     7.13 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

     7.14 MODIFICATION, ETC. OF CERTAIN AGREEMENTS. The Company shall not consent to or enter into any amendment, supplement or other modification of any term, provision or agreement contained in the Senior Credit Documents, if such amendment, supplement or other modification would increase the aggregate principal amount of Senior Debt outstanding thereunder at any time to more than an amount equal to $23,000,000 minus the aggregate amount of principal payments made at or prior to such time on the term loan portion of the Senior Debt.

     7.15  FINANCIAL COVENANTS.

              (a) TANGIBLE NET WORTH. The Company shall maintain Tangible Net Worth (plus Subordinated Debt) in an amount not less than the following amounts at the end of each calendar quarter during each of the following respective periods:

                            PERIODS                           AMOUNT
                            -------                           ------

     (i)      From December 31, 1996 through                $  500,000
              September 30, 1997

     (ii)     From December 31, 1997 through                $2,250,000
              September 30, 1998


     (iii)    From December 31, 1998 and                    $4,000,000
              thereafter

              (b) CASH FLOW COVERAGE RATIO. The Company shall maintain as of the end of each calendar quarter a Cash Flow Coverage Ratio of not less than 1.25 to 1.00.

              (c) FIXED CHARGE COVERAGE RATIO. The Company shall maintain as of the end of each calendar quarter a Fixed Charge Coverage Ratio (computed on the basis of the previous twelve-month period) of not less than 1.0:1.0 (or such lesser ratio as may have been agreed to from time to time by the Senior Lenders).

              (d) MAXIMUM SENIOR DEBT TO EBITDA RATIO. The Company shall maintain as of the end of each quarter a ratio of Senior Debt to EBITDA of not more than the following respective ratios:

                PERIODS            AMOUNT
                -------            ------

     From December 31, 1996 through                         4.25:1.0
     March 31, 1997

     From June 30, 1997 through                             4.0:1.0
     September 30, 1997

     From December 31, 1997 through                         3.75:1.0
     September 30, 1998

     From December 31, 1998 and thereafter                  3.5:1.0

     7.16 OFFERING. The Company shall apply the proceeds of all equity offerings (net of expenses related thereto) first in an amount necessary to pay down the term loan portion of the Senior Credit Agreement outstanding to the greater of $2,000,000 or 80% of the appraised value of the Company's plant and equipment as determined by Comerica Bank - Texas. The Company shall apply the proceeds of all debt offerings (net of expenses related thereto) to prepay the principal payable hereunder and under the Loan Documents.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

     8.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

              (a) NON-PAYMENT. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

              (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

              (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.1, 6.2, 6.3 or
6.9 or in Article VII; or

              (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure and (ii) the date upon which written notice thereof is given to the Company by the Bank; or

              (e) CROSS-DEFAULT. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; provided that if the failure, event or condition shall not be continuing at the time of a proposed declaration under SECTION 8.2, no such declaration may be made.

              (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

              (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief

(or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

              (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $100,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000; or

              (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

              (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     8.2 REMEDIES. If any Event of Default occurs, the Bank may: (a) declare the commitment of the Bank to make Loans to be terminated, whereupon such commitment shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and (c) exercise all rights and remedies available to it under the Loan Documents or applicable law; PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of the Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Bank.

     8.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                 SUBORDINATION


     9.1 AGREEMENT TO SUBORDINATE. The Company and the Bank agree that the payment of all Obligations is subordinated in right of payment, to the extent and in the manner provided in this ARTICLE IX, to the prior payment in full in cash or cash equivalents of all Senior Debt, and that the subordination is for the benefit of the holders of the Senior Debt.

     9.2 LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

              (i) the holders of the Senior Debt shall be entitled to receive payment in full in cash or cash equivalents of all Senior Debt before any Person shall be entitled to receive any payment from the Company with respect to the Obligations (except that such Persons may receive securities that are subordinated to at least the same extent as the Obligations to the Senior Debt to the extent authorized by a final order or decree entered in a reorganization proceeding giving effect, and stating in such order or decree that effect has been given, to subordination of the Obligations to the Senior Debt, PROVIDED that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such reorganization); and

              (ii) until all Senior Debt is paid in full in cash or cash equivalents, any distribution from the Company with respect to the Obligations to which any Person would be entitled but for this ARTICLE IX shall be made to the holders of the Senior Debt (except that such Persons may receive securities that are subordinated to at least the same extent as the Obligations to the Senior Debt to the extent authorized by a final order or decree entered in a reorganization proceeding giving effect, and stating in such order or decree that effect has been given, to subordination of the Obligations to the Senior Debt, PROVIDED that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such reorganization).

      Each holder of the Obligations shall retain the right to vote its claim in any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, PROVIDED that if such holder fails to file a proof of claim with respect to the Obligations held by it by 10 days before the applicable bar date, the Senior Agent may file a proof of claim on behalf of such holder in such proceeding and vote such claim.

     9.3 DEFAULT ON SENIOR DEBT. (a) Unless SECTION 9.2 shall be applicable, the Company may not make any payment or distribution to the Bank upon or in respect of the Obligations for cash or property until all principal and other obligations with respect to the Senior Debt have been paid in full if:

              (i) a default in the payment of any principal of, or interest on, Senior Debt occurs and is continuing; or

              (ii) a default, other than a payment default, on Senior Debt occurs and is continuing that would then permit the holders of such Senior Debt to accelerate its maturity and the Bank has received written notice (the "NONPAYMENT DEFAULT NOTICE") of the default from the Senior Agent. With respect to any Nonpayment Default Notice received by the Bank (x) no subsequent Nonpayment Default Notice received within 365 calendar days after such first Nonpayment Default Notice shall be effective for purposes of this Section and (y) no nonpayment default that existed or was continuing on the date of delivery of any Nonpayment Default Notice shall be, or be made, the basis for a subsequent Nonpayment Default Notice.

     (b) The Company may and shall resume payments on and distributions in respect of the Obligations (including any missed payments, which the Company will make as soon as permitted hereunder) when:

              (i) the default is cured or waived or acceleration is rescinded or annulled or the Senior Debt shall have been discharged in accordance with this ARTICLE IX or as agreed to by the holders of the Senior Debt, or

              (ii) 179 days shall pass after a Nonpayment Default Notice was received if the maturity of such Senior Debt has not been accelerated at such time, if this ARTICLE IX otherwise permits the payment at such time.

     9.4 NOTICE OF ACCELERATION OF OBLIGATIONS. If any Event of Default described in SECTION 8.1(f) or (g) shall have occurred and be continuing and the Bank shall have given notice thereof to the Company and the Senior Agent, the Bank may accelerate the Obligations and demand payment of the Obligations. If any Event of Default under SECTION 8.1(a) or (e) shall have occurred or the Company fails to perform or observe any term, covenant or agreement contained in SECTIONS 7.5, 7.15 or 7.16 and such failure or Event of Default shall be continuing for a period of 30 days and the Bank shall have given notice thereof to the Company and the Senior Agent, the Bank may not (i) accelerate the Obligations until the earlier of (x) 90 calendar days (or 180 calendar days in the case of an Event of Default under SECTION 8.1(e)) after the date of such notice (and only then if the Event of Default or failure shall be continuing) and (y) the date on which the Senior Debt is accelerated or (ii) demand payment of the Obligations or commence any action, suit or other legal or equitable proceeding (including without limitation any bankruptcy, insolvency, reorganization or similar proceeding) in respect of the Obligations, exercise any contractual or statutory right of setoff or bankers lien or otherwise exercise remedies hereunder (other than termination of the Commitment) until the earlier of (x) 90 (or 180 days in the case of an Event of Default under Section 8.1(e)) days after the date of such notice (and only then if the Event of Default or failure shall be continuing) and
(y) the date on which the Senior Lenders have taken such action in respect of the Senior Debt; PROVIDED that if any such acceleration of the Senior Debt is rescinded by the Senior Lenders, the Bank agrees promptly to rescind any acceleration then in effect of the Loan hereunder if such acceleration of the Loan hereunder was effected at a time when the Senior Debt had already been accelerated. Otherwise, until the Senior Debt has been paid in full and any financing commitments with respect to the Senior Debt have been terminated, no other acceleration by the Bank shall be effective.

     9.5 WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Bank receives any payment (including by way of set-off) on any of the Obligations at a time when such payment is prohibited by SECTION 9.2 or 9.3 hereof, such payment shall (if at the time the Bank has actual knowledge of such prohibition) be held by the Bank in trust for the benefit of, and shall in any event promptly upon the Bank becoming aware of such prohibition be paid forthwith over and delivered upon written request to, the holders of the Senior Debt entitled thereto, for application to the payment of all obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of the Senior Debt.

     9.6 NOTICE BY COMPANY. The Company shall promptly notify the Bank in writing of any facts known to the Company that would cause a payment of any Obligations to violate this ARTICLE IX, but failure to give such notice shall not affect the subordination of the Obligations to the Senior Debt as provided in this ARTICLE IX.

     9.7 SUBROGATION. After all Senior Debt is paid in full in accordance with its then applicable terms and until the Obligations are paid in full, the Bank shall be subrogated to the rights of the holders of the Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Bank have been applied to the payment of Senior Debt. A distribution made under this ARTICLE IX to the holders of the Senior Debt that otherwise would have been made to the Bank is not, as between the Company and the Bank, a payment by the Company on the Obligations.

     9.8 RELATIVE RIGHTS. This ARTICLE IX defines the relative rights of the Bank and the holders of the Senior Debt. Nothing in this Article shall:

              (a) impair, as between the Company and the Bank, the obligation of the Company, which is absolute and unconditional, to pay the Obligations in accordance with their terms;

              (b) affect the relative rights of the Bank and creditors of the Company other than the holders of the Senior Debt; or

         (c) prevent the Bank from exercising its available remedies upon an Event of Default, subject to SECTION 9.4 and to the rights of the holders of the Senior Debt to receive distributions and payments otherwise payable to the Bank.

    If the Company fails because of this ARTICLE IX to pay any Obligation on the due date therefor, or if any such payment is received by the Bank but must be paid over to the holders of the Senior Debt (whether under SECTION 9.2 or 9.5 or otherwise), the failure is still an Event of Default.

    9.9 SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of the holders of the Senior Debt to enforce the subordination of the Obligations shall be impaired by any act or failure to act by the Company or the Bank or by the failure of the Company or the Bank to comply with this Agreement.

    9.10 AMENDMENTS. The provisions of this ARTICLE IX shall not be amended or modified without the written consent of the Senior Lenders.

    9.11 REINSTATEMENT. The provisions of this Article IX shall continue to be effective or reinstated, as the case may be, if at any time any payment of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any of such holder's agents upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.


                                      ARTICLE X

                                    MISCELLANEOUS


    10.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Bank and the Company, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    10.2 NOTICES. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the signature page hereof with respect to such Person, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, telecopied or delivered, to the address or facsimile number specified for notices on the signature page hereof with respect to such Person; or, as directed to the Company or the Bank, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Bank.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II shall not be effective until actually received by the Bank.

         (c) Any agreement of the Bank herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Bank shall not have any liability to the Company or other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the

Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

    10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

    10.4 COSTS AND EXPENSES. The Company shall: (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Bank within five Business Days after demand (subject to subsection 4.1(e)) for all reasonable costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Bank with respect thereto; and (b) pay or reimburse the Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

    10.5 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Bank and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

    10.6 PAYMENTS SET ASIDE. To the extent that the Company makes a payment to the Bank, or the Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

    10.7 SUCCESSORS AND ASSIGNS. The Company hereby consents to any assignment or transfer by the Bank of any of its rights or obligations under this Agreement to ICC. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

    10.8 ASSIGNMENTS, PARTICIPATIONS, ETC. (a) The Bank may at any time and from time to time, with the prior consent of the Company, at all times other than during the existence of an Event of Default, which consent shall not be unreasonably withheld (provided, that no consent of the Company shall be required in connection with any assignment and delegation by the Bank to an Affiliate of the Bank), assign and delegate to one or more commercial banks (each an "Assignee") all, or any part of all, of the Loans, the Commitment and the other rights and obligations of the Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Company may continue to deal solely and directly with the Bank in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company by the Bank and the Assignee.

         (b) The Bank may at any time and from time to time, without notice to or the consent of the Company, sell to one or more commercial banks or other Persons (a "PARTICIPANT") participating interests in any Loans, the Commitment and the other interests of the Bank hereunder and under the other Loan Documents.

         (c) Notwithstanding any other provision in this Agreement, the Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or 31 U.S. Treasury Regulation CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

    10.9 CONFIDENTIALITY. The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, under this Agreement or any other Loan Document, and the Bank shall not use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; PROVIDED, HOWEVER, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of the Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law;
(D) to the extent reasonably required in connection with any litigation or proceeding to which the Bank or may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Bank hereunder; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with the Bank; and (I) to its Affiliates.

    10.10 SET-OFF. In addition to any rights and remedies of the Bank provided by law, if an Event of Default exists or the Loans have been accelerated, the Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Bank to or for the credit or the account of the Company against any and all Obligations owing to the Bank, now or hereafter existing, irrespective of whether or not the Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Bank agrees promptly to notify the Company after any such set-off and application made by the Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

    10.11 AUTOMATIC DEBITS OF FEES. With respect to any fee, or any other cost or expense (including Attorney Costs) due and payable to the Bank under the Loan Documents, the Company hereby irrevocably authorizes the Bank to debit any deposit account of the Company with the Bank in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Bank's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

    10.12 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

    10.13 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    10.14 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Bank and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

    10.15 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED, HOWEVER THAT THE PROVISIONS OF ARTICLE IX OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS; PROVIDED, FURTHER, THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         10.16 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between the Company and the Bank, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.


                        ZIMMERMAN SIGN COMPANY


                        By: /s/ David E. Anderson
                           ---------------------------------------------------
                        Title:  Chairman
                               -----------------------------------------------


                        NOTICES:

                        Attention: Jeffrey P. Johnson, Chief Financial Office
                                   -------------------------------------------
                        Telephone:  903-535-7400
                                   -------------------------------------------
                        Facsimile:  903-535-7401
                                   -------------------------------------------

                        cc: Independence Capital Corp.
                        96 Cummings Point Road
                        Stamford, Connecticut 06902
                        Attention:  Controller

                        BANK OF AMERICA ILLINOIS


                        By: /s/ Ronald J. Drobny
                           ---------------------------------------------------
                        Title:  Senior Vice President



                        NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF CONVERSION/CONTINUATION):

                        Bank of America Illinois
                        231 S. LaSalle Street
                        Chicago, Illinois   60697
                        Attention:  Deborah Lacy
                                   -------------------------------------------
                        Telephone: (312)  828-1784
                                         -------------------------------------
                        Facsimile: (312) 974-9626
                                         -------------------------------------

                        DOMESTIC AND OFFSHORE LENDING OFFICE:

                        231 South LaSalle Street
                                                 -----------------------------
                        Chicago, Illinois 60697
                        Attention:  Deborah Lacy
                                   -------------------------------------------
                        Telephone: (312)  828-1784
                                         -------------------------------------
                        Facsimile: (312)  974-9626
                                         -------------------------------------

                                   EXHIBIT A

                               NOTICE OF BORROWING

Date: ______________________ , 199_

To: Bank of America Illinois regarding that certain Subordinated Credit Agreement dated as of October 31, 1996 (as extended, renewed, amended or restated from time to time, the "AGREEMENT") between Zimmerman Sign Company and Bank of America Illinois (the "BANK")

Ladies and Gentlemen:

    The undersigned, Zimmerman Sign Company (the "COMPANY"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Agreement, of the Loan specified below:

    1.   The Business Day of the proposed Loan is ______________________, 19__.

    2.   The aggregate amount of the proposed Loan is $________________________.

    3. The Loan is to be comprised of $_______________of [Base Rate][Offshore Rate] Loans.

    4. [The duration of the Interest Period for the Offshore Rate Loans shall be _____ months].

    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) the representations and warranties of the Company contained in
    Article V of the Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

         (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Loan.

                        ZIMMERMAN SIGN COMPANY


                        By:
                            -------------------------------------------------
                        Title:
                               ----------------------------------------------

                                   EXHIBIT B

                      NOTICE OF CONVERSION/CONTINUATION


Date: ______________________ , 199_

To: Bank of America Illinois regarding that certain Subordinated Credit Agreement dated as of October 31, 1996 (as extended, renewed, amended or restated from time to time, the "AGREEMENT") between Zimmerman Sign Company and Bank of America Illinois (the "BANK")

Ladies and Gentlemen:

    The undersigned, Zimmerman Sign Company (the "COMPANY"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

    1.   The Conversion/Continuation Date is ____________________, 19__.

    2. The aggregate amount of the Loans to be [converted] [continued] is $____________________.

    3. The Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

    4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [__ months].


                        ZIMMERMAN SIGN COMPANY


                        By:
                            -------------------------------------------------
                        Title:
                               ----------------------------------------------

                                      EXHIBIT C

                                ZIMMERMAN SIGN COMPANY
                                COMPLIANCE CERTIFICATE


                             Financial
                             Statement Date: _____________________, 199_


    Reference is made to that certain Credit Agreement dated as of ___________, 199__ (as extended, renewed, amended or restated from time to time, the "AGREEMENT") between Zimmerman Sign Company, a Texas corporation (the "COMPANY") and Bank of America Illinois (the "BANK"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

    The undersigned Responsible Officer of the Company, hereby certifies as of the date hereof that he/she is the __________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Bank on the behalf of the Company and its consolidated Subsidiaries, and that:

[USE THE FOLLOWING PARAGRAPH IF THIS CERTIFICATE IS DELIVERED IN CONNECTION WITH THE FINANCIAL STATEMENTS REQUIRED BY SUBSECTION 6.1(A) OF THE AGREEMENT.]

    1. Attached as SCHEDULE 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of the fiscal year ended _______________, 199__ and
(b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit and accompanied by the opinion of _________________ or another nationally-recognized certified independent public accounting firm (the "INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements are complete and correct and have been prepared in accordance with GAAP, and fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries for the periods indicated and on a basis consistent with prior periods.

or

[USE THE FOLLOWING PARAGRAPH IF THIS CERTIFICATE IS DELIVERED IN CONNECTION WITH THE FINANCIAL STATEMENTS REQUIRED BY SUBSECTION 6.1(B) OF THE AGREEMENT.]

    1. Attached as SCHEDULE 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the fiscal quarter ended __________, 199__, and (b) the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer that such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of the Company and its consolidated Subsidiaries.

    2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

    3. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

    4.   The following financial covenant analyses and information set forth on
SCHEDULE 2 attached hereto are true and accurate on and as of the date of this Certificate.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________________, 199__.


                        ZIMMERMAN SIGN COMPANY


                        By:
                            -------------------------------------------------
                        Title:
                               ----------------------------------------------

[NOTE:  SAMPLE ONLY]

                                      SCHEDULE 2
                            to the Compliance Certificate



                                       Date: ______________, 199__
                                       For the fiscal quarter/year
                                       ended ______________, 199__


I.    TANGIBLE NET WORTH

      (a)  Book value of all assets of the Company and the           $__________
           Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, goodwill, and similar intangible assets) after all appropriate deductions (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), determined on a consolidated basis in accordance with GAAP

      (b)  All Debt (excluding the Deferred Dividend Payable         $__________
           to Management)

      (c)  All Subordinated Debt of the Company and the              $__________
           Subsidiaries which, in accordance with GAAP, would be required to be presented on their consolidated balance sheet at such

      (d)  Tangible Net Worth = The sum of lines (a) and (c)         $__________
           minus line (b)

      (e)  Subordinated Debt                                         $__________

      (f)  Tangible Net Worth plus Subordinated Debt =  line         $__________
           (d) plus line (e), which shall not be less than the following amounts at the end of each calendar quarter during each of the following respective periods:

           (i)    From December 31, 1996                             $   500,000
                 through September 30, 1997

          (ii)   From December 31, 1997                              $ 2,250,000
                 through September 30, 1998

          (iii)  From December 31, 1998 and thereafter               $ 4,000,000

II.   CASH FLOW COVERAGE RATIO

      Note: All calculations shall be for the four calendar quarters then ending

      (a)  Consolidated net income                                   $__________

      (b)  Consolidated depreciation                                 $__________

      (c)  Consolidated amortization                                 $__________

      (d)  Deferred taxes                                            $__________

      [(e) The following one time expenses (net of Federal,          $__________
           state and local income taxes) relating to the
           Reorganization: (i) the fulfillment of net contractual commitments to senior officers of the Company, (ii) a financing fee to David E. Anderson, and (iii) attorney and accountant fees]

      (f)  Cash Flow = the sum of lines (a), (b), (c), (d) and       $__________
           [(e)]

      (g)  Scheduled principal payments made on the Senior           $__________
           Debt

      (h)  Cash Flow Coverage Ratio = The ratio of line (f) to       _____to 1.0
           line (g), which shall not be less than 1.25 to 1.0 as of the end of each calendar quarter

III.  FIXED CHARGE COVERAGE RATIO

      (a)  Cash Flow [Line (f) of Section II]                       $__________

      (b)  Aggregate principal amount of Indebtedness               $__________
           scheduled to be paid by the Company during the immediately preceding four calendar quarters

      (c)  Capital expenditures for the preceding four calendar     $__________
           quarters

      (d)  Fixed Charges = the sum of lines (b) and (c)             $__________

      (e)  Fixed Charge Coverage Ratio = the ratio of line (a)       _____to 1.0
           to line (d), which shall not be less than 1.0 to 1.0 as of the end of each calendar quarter

IV.   MAXIMUM SENIOR DEBT TO EBITDA RATIO

      Note: Calculations for lines (b), (d), (e), (f), (g), [(h)], [(i)] and [(j)] shall be computed, on the basis of the previous four calendar quarters

      (a)  Senior Debt                                               $__________

      (b)  Net income                                                $__________

      [(c) The following one time expenses (net of Federal,          $__________
           state and local income taxes) relating to the
           Reorganization: (i) the fulfillment of net contractual commitments to senior officers of the Company, (ii) a financing fee to David E. Anderson, and (iii) attorney and accountant fees]

      (d)  Interest expense                                          $__________

      (e)  Tax expense                                               $__________

      (f)  Depreciation expense                                      $__________

      (g)  Amortization expense                                      $__________

      [(h) Losses]                                                   $__________

      [(i) Gain from the sale of capital assets other than from      $__________
           sales of  equipment held for lease]

      [(j) Loss from the sale of capital assets other than from      $__________
           sales of equipment held for lease.]

      (k)  EBITDA = The sum of lines (b), (c), (d), (e), (f),        $__________
           (g), [(h)] and [(j)] minus line [(i)]

      (l)  Maximum Senior Debt to EBITDA Ratio = the ratio           _____to 1.0
           of line (a) to line (k), which as of the end of each quarter shall not be more than the following respective ratios:

           (i)    From December 31, 1996 through                     4.25 to 1.0
                  March 31, 1997

           (ii)   From June 30, 1997 through                         4.0 to 1.0
                  September 30, 1997

           (iii)  From December 31, 1997 through                     3.75 to 1.0
                  September 30, 1998

           (iv)   From December 31, 1998                             3.5  to 1.0
                  and thereafter

                                   EXHIBIT D

                    FORM OF OPINION OF GUARANTOR'S COUNSEL

                               October 31, 1996



Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois  60697

Gentlemen:

    I am general counsel of Independence Capital Corp. (the "Guarantor") and have represented the Guarantor in connection with its execution and delivery of the Guarantee and Contingent Purchase Agreement between the Guarantor and Bank of America Illinois, dated as of October 31, 1996 (the "Guarantee"), entered into pursuant to a Subordinated Credit Agreement between Zimmerman Sign Company (the "Company") and Bank of America Illinois, dated October 31, 1996 (the "Loan Agreement"). All capitalized terms used in this opinion without definition shall have the meanings attributed to them in the Loan Agreement.

    I have examined the Guarantee, together with the Loan Agreement and each other Loan Document evidencing the transaction giving rise to the Guarantee, and originals or copies certified to my satisfaction of all such corporate records of the Guarantor and other instruments and certificates of public officials and officers and representatives of the Guarantor, and have made such other investigations, reviewed such other documents and considered such questions of law, as I have deemed necessary or appropriate in connection with the opinions hereinafter expressed.

    Based upon the foregoing, it is my opinion that:

    1. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

    2. The Guarantor owns 93.75% of the outstanding capital stock of the Company.

    3. The Guarantor has full power to execute the Guarantee and such action is not in conflict with any provision of law or of the charter or by-laws of the Guarantor or with any provision of an existing indenture or agreement of the Guarantor of which counsel has knowledge.

    4. All necessary corporate action has been taken to approve or authorize the execution of the Guarantee.

Bank of America Illinois
October __, 1996
Page 2

    5. The Guarantee is the legal, valid, and binding obligation of the Guarantor.

    I am a member of the Bar of the State of New York and I do not express any opinions herein concerning any laws other than the corporation laws of the State of Delaware and the laws of the State of New York. For the purpose of my opinion in Section 5, I have assumed with your permission that the laws of the State of Illinois are substantially similar to the laws of the State of New York.

                                Very truly yours,



                                ---------------------------------------------
                                David T. Kettig
                                General Counsel

                                SCHEDULE 5.16
                             MINORITY INTERESTS




None.

                                  SCHEDULE 7.1

                                PERMITTED LIENS


  (1) Lien of Comerica Bank-Texas pursuant to the First Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 31, 1996 between Zimmerman Sign Company and Comerica Bank-Texas

 *(2) 92-00152971 dated 7/31/92
      Secured Party:  Integrated Systems Engineering
      Collateral:     accounts receivable and equipment in the amount of all
                      outstanding invoices owed to Integrated Systems
                      Engineering

 *(3) 93-00139772 dated 7/19/93
      Secured Party:  Amoco Oil Company
      Collateral:     Finished Amoco Oil Company inventory purchased by
                      Amoco Oil only.

 *to be released

                                  SCHEDULE 7.5

                            PERMITTED INDEBTEDNESS


First Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 31, 1996 between Zimmerman Sign Company and Comerica Bank-Texas.

                                  SCHEDULE 7.8

                             CONTINGENT OBLIGATIONS


None.

                                      EXHIBIT E



                     GUARANTEE AND CONTINGENT PURCHASE AGREEMENT


         GUARANTEE AND CONTINGENT PURCHASE AGREEMENT, dated as of October 31, 1996, between INDEPENDENCE CAPITAL CORP., a Delaware corporation (the "Company"), and BANK OF AMERICA ILLINOIS, an Illinois banking corporation (the "Bank").

         Pursuant to a Subordinated Credit Agreement dated as of October 31, 1996 (as modified and supplemented and in effect from time to time, the "LOAN AGREEMENT") between Zimmerman Sign Company, a Texas corporation (the "Borrower") and the Bank, the Bank has agreed, subject to the terms and conditions of the Loan Agreement, to make a loan to the Borrower for the purpose of enabling the Borrower to make a distribution to its shareholders, including the Company. Prior to such distribution, Independence Capital Group, Inc., a Delaware corporation ("ICG"), had been merged into the Company. The Company will use the proceeds of such distribution to repay its outstanding $10,000,000 of indebtedness (the "Existing Debt") under ICG's credit agreement dated December 30, 1993 with certain financial institutions and Bank of America Illinois (formerly known as Continental Bank N.A.) as agent, which the Company assumed as a result of its merger with ICG. Simultaneously with the execution of this Guarantee, the Bank shall enter into a Credit Agreement (the "COMPANY CREDIT AGREEMENT") pursuant to which the Bank may make a loan to the Company to fund its obligations hereunder. The Company wishes to induce the Bank to make the Loan to the Borrower under the Loan Agreement in order to provide for the payment of the Existing Debt.

         Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees with the Bank as follows:

         Section 1. DEFINITIONS. Except as expressly provided herein, terms defined in the Loan Agreement are used herein as defined therein.

         Section 2.  THE GUARANTEE.

         2.1. GUARANTEE. The Company hereby guarantees to the Bank and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loan made by the Bank to, and the Note held by the Bank of, the Borrower and all other amounts from time to time owing to the Bank under the Loan Agreement and the Note, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). In addition, the Company hereby further agrees that if the Borrower shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same upon demand, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity or otherwise) in accordance with the terms of such extension or renewal.

         2.2. OBLIGATIONS UNCONDITIONAL. The obligations of the Company under Section 2.1 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Agreement, the Note or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2 that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Company hereunder:

         (a) at any time or from time to time, without notice to or consent of the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

         (b) any of the acts mentioned in any of the provisions of the Loan Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done or omitted;

         (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Loan Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee or any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

         (d) any lien or security interest granted to, or in favor of, the Bank as security for any of the Guaranteed Obligations shall fail to be perfected.

The Company hereby expressly waives diligence, presentment, demand of payment upon the Borrower, protest and all notices whatsoever (other than demand of payment upon the Company), and any requirement that the Bank exhaust any right, power or remedy or proceed against the Borrower under the Loan Agreement or the Note or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         2.3. REINSTATEMENT.  The obligations of the Company under this
Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of any of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Company agrees that it will indemnify the Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Bank in connection with such rescission or restoration.

         2.4. SUBROGATION. The Company hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations it shall not exercise any right or remedy arising by reason of any performance by the Company of its guarantee in Section 2.1 hereof, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

         2.5. REMEDIES. The Company agrees that, as between the Company and the Bank, the obligations of the Borrower under the Loan Agreement and the Note may be declared to be forthwith due and payable as provided in Section
8.2 of the Loan Agreement for purposes of Section 2.1 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable) such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Company for purposes of said Section 2.1

         2.6. PURCHASE OF NOTE.  Without limiting the provisions of Section
2.5 hereof, on any date on which any Event of Default or an "Event of Default" as defined under the Company Credit Agreement (a "Company Event of Default") shall have occurred and be continuing, the Company shall, upon request of the Bank (which request shall be given in a written notice delivered to the Company at least 5 Business Days prior to the purchase date) purchase, upon tender to the Company of the Note held by the Bank with an instrument of assignment attached thereto, the Loan held by the Bank (and such Note), by payment to the Bank of an amount in immediately available funds equal to the sum of the principal of and accrued and unpaid interest on the Loan at the time of such purchase, plus all other amounts owed by the Borrower under the Loan Agreement, including any amounts which would have been payable by the Borrower if the Loan had been prepaid by the Borrower on the date of the purchase hereunder (such amount being herein referred to as the "PURCHASE PRICE" for such Note). Such tender shall be deemed to be made, and title to the Note shall be deemed to have passed to the Company, if the Bank notifies the Company that the Bank is holding the Note for the account of the Company, whereupon the Company shall become obligated forthwith to pay such Purchase Price to the Bank. In connection with any legal proceeding instituted by the Bank to enforce the obligation of the Company to pay the Purchase Price therefor, the Company hereby waives any defense based upon adequate remedy at law. The Company hereby expressly waives tender of the
Note in connection with any purchase thereof by the Company required hereunder as a result of an Event of Default specified in clause (f) or (g) of Section 8.1 of the Loan Agreement or a Company Event of Default specified in Section 8.1.9 of the Company Credit Agreement.

         In the event that, as contemplated by Section 8.2 of the Loan Agreement, the Bank declares the principal amount then outstanding of, and the accrued interest on, the Loan and all other amounts payable by the Borrower under the Loan Agreement and the Note to be due and payable (or in the event that such principal amount and accrued interest and other amounts shall become automatically due and payable as provided in said Section 8.2) and the Bank makes demand upon the Company pursuant to this Agreement for payment of the same, the Company may, at its option, perform its obligation to pay the same hereunder either by making payment of such amount on behalf of the Borrower to the Bank hereunder or by purchasing the Note held by the Bank, such purchase to be effected by payment to the Bank of the Purchase Price therefor; in such event, the Bank shall, as soon as practicable following such payment by the Company hereunder, deliver, with an instrument of assignment attached thereto, the Note held by the Bank.

         Any purchase under this Section 2.6 shall be made by the Company from the Bank without recourse and without representation or warranty of any kind whatsoever (except as to the right of the Bank to transfer valid title to the Note free of any Lien). Following any such purchase, the Company shall remain obligated under this Section 2 in respect of its guarantee of any other amounts owing by the Borrower under the Loan Agreement which may remain unpaid at the time.

         2.7. SALE OF NOTE. Without limiting the provisions of Sections 2.5 and 2.6 hereof, on any date on which any Event of Default or Default shall have occurred and be continuing, the Bank shall, upon request of the Company (which request shall be given in a written notice delivered to the Bank at least five Business Days prior to the sale date) sell, upon tender by the Company of an amount in immediately available funds equal to the sum of the principal of and accrued and unpaid interest on the Loan at the time of such sale, plus all other amounts owed by the Borrower under the Loan Agreement, including any amounts which would have been payable by the Borrower if the Loan had been prepaid by the Borrower on the date of the sale hereunder. Such sale shall be accomplished by the delivery of an instrument of assignment with the attached Note.

         Any sale under this Section 2.7 shall be made by the Bank to the Company without recourse and without representation or warranty of any kind whatsoever (except as to the right of the Bank to transfer valid title to the Note free of any Lien). Following any such sale, the Company shall remain obligated under this Section 2 in respect of its guarantee of any other amounts owing by the Borrower under the Loan Agreement which may remain unpaid at the time.

         2.8. CONTINUING GUARANTEE. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

         Section 3.  MISCELLANEOUS.

         3.1. WAIVER. No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         3.2. AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or waived only by a written instrument signed by the Company and the Bank, and any provision of this Agreement may be waived by the Bank.

         3.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company, and to the successors and assigns of the Bank and each subsequent holder of the Guaranteed Obligations (provided, however, that the Company shall not assign its obligations hereunder without the prior written consent of the Bank).

         3.4. CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         3.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

         3.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Illinois.

         IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Contingent Purchase Agreement to be duly executed as of the day and year first above written.

                                       INDEPENDENCE CAPITAL CORP.


                                       By
                                         ------------------------------------
                                         Title: President


                                         Address for Notices

                                         Independence Capital Corp.
                                         96 Cummings Point Road
                                         Stamford, Connecticut 06902

                                         Telecopier No.: 203-348-3103
                                         Telephone No.:

                                         Attention: Steven B. Lapin


                                         BANK OF AMERICA ILLINOIS


                                         By
                                           ----------------------------------
                                           Title: Senior Vice President


                                         Address for Notices

                                         Bank of America Illinois
                                         231 South LaSalle Street
                                         Chicago, Illinois 60697

                                         Telecopier No.: 312-828-4203
                                         Telephone No.:

                                         Attention: Gary Peet

                                      EXHIBIT F













                                   U.S. $10,000,000


                                  CREDIT AGREEMENT,

                             dated as of October 31, 1996



                                       between



                              INDEPENDENCE CAPITAL CORP.


                                   as the Borrower,



                                         and



                       BANK OF AMERICA ILLINOIS, as the Lender.

                                   CREDIT AGREEMENT


    THIS CREDIT AGREEMENT, dated as of October 31, 1996, between INDEPENDENCE CAPITAL CORP., a Delaware corporation (the "BORROWER") and BANK OF AMERICA ILLINOIS (the "LENDER").


                                 W I T N E S S E T H:


    WHEREAS, Independence Capital Group, Inc. ("ICG") has $10,000,000 of outstanding indebtedness to the Bank pursuant to the Credit Agreement (the "Existing Credit Agreement") dated as of December 30, 1993 among ICG, certain financial institutions and Bank of America Illinois (then known as Continental Bank N.A.), as agent;

    WHEREAS, ICG has been merged with and into the Borrower;

    WHEREAS, concurrently herewith Zimmerman Sign Company ("ZSC") has outstanding $10,000,000 borrowed from the Bank pursuant to a Credit Agreement dated the date hereof, the proceeds of which loan shall be paid as a dividend to the Borrower concurrently herewith;

    WHEREAS, it is a condition to the Lender's agreement to lend to ZSC that the Borrower enter into this Credit Agreement and the Guarantee and Contingent Purchase Agreement dated the date hereof; and

    WHEREAS, the Borrower shall apply the proceeds of such dividend to repay the indebtedness under the Existing Credit Agreement.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:


                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

    SECTION 1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

    "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

         (a) to vote 10% or more of the securities or interests (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

         (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise,

or the ownership, direct or indirect or beneficial, of 10% or more of any class of stock or other ownership interest of such Person.

    "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

    "ALTERNATE BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate, which means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

    "AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Lender pursuant to SECTION 5.1.1.

    "AVAILABLE INVESTMENT AMOUNT" means (i) the sum of (A) 50% of the amount of dividends that would have been permitted to be paid by Madison under applicable law after September 30, 1996 plus (B) 50% of interest paid after September 30, 1996 under the Surplus Debentures to IFSC plus (C) 50% of payments received by the Borrower from Madison and its Subsidiaries in respect of tax liabilities after September 30, 1996 minus (ii) the sum of (A) Investments made by IFSC as permitted pursuant to the proviso set forth in Section 7.2.1(b) (ii) plus
(B)Investments made by the Borrower as permitted pursuant to the proviso set forth in Section 7.2.5 plus (C) amounts applied as permitted pursuant to the proviso set forth in Section 7.2.6; PROVIDED, that the sum of the amounts set forth in clauses (ii)(A) and (B) shall be reduced by $5,000,000 but not to an amount less than zero; and PROVIDED, further, on and after the making of any Loan hereunder, the Available Investment Amount shall be reduced to zero.

    "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

    "BofA" means Bank of America National Trust and Savings Association, a national banking association.

    "BORROWER" is defined in the PREAMBLE.

    "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT B hereto.

    "BUSINESS DAY" means

         (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois; and

         (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Rate Loans, including with respect to the giving of notices required under this Agreement therefor, any day described in the preceding CLAUSE (a) which is also a day on which dealings in Dollars are carried on in the London interbank market.

    "CAPITAL EXPENDITURES" means, for any period, the sum of

         (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

         (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

    "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "CASH EQUIVALENT INVESTMENT" means, at any time:

         (a) any evidence of Indebtedness issued or guaranteed by the United States Government (including, but not limited to, securities issued by the Government National Mortgage Association);

         (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

              (i) a corporation (other than an Affiliate of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or

              (ii)  the Lender (or its holding company);

         (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

              (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

              (ii)  the Lender; or

         (d) any repurchase agreement entered into with the Lender, any other commercial banking institution of the stature referred to in CLAUSE (c)(i) or any investment banking firm or broker which (directly or through a parent or subsidiary corporation) issues commercial paper maturing not more than nine months from the date of issue with a rating of at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., which repurchase agreement

              (i) is secured by a fully perfected security interest in any obligation of the type described in any of CLAUSES (a) through (c), and

              (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Lender (or such other commercial banking institution) thereunder.

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

    "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

    "CHANGE IN CONTROL" means the failure of Independence to own and control, directly and free and clear of all Liens, options or other encumbrances or rights, at least 95% of the outstanding shares of capital stock having ordinary voting power for the election of directors of the Borrower on a fully diluted basis.

    "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

    "COMMITMENT" means the Lender's obligation to make the Loan pursuant to
SECTION 2.1.1.

    "COMMITMENT AMOUNT" means, on any date on or prior to the Commitment Termination Date, $10,000,000.

    "COMMITMENT TERMINATION DATE" means the earliest of

         (a)  October 31, 2001;

         (b)  immediately after the making of Loans on the Effective Date; and

         (c)  the date of any termination of the Commitments pursuant to
    SECTION 8.2 or 8.3.

Upon the occurrence of any event described in CLAUSES (a), (b) or (c), the Commitments shall terminate automatically and without any further action.

    "CONSOLIDATED CASH SOURCES" means, at any time during a particular Fiscal Year, the sum of (a) the maximum amount of dividends available to be paid by Madison during such Fiscal Year, plus (b) the amount of interest available to be paid on the Surplus Debentures during such Fiscal Year, plus (c) Madison's good faith reasonable estimate of the amount of tax sharing payments available to be paid by Madison and its Subsidiaries to Independence pursuant to the Tax Sharing Agreements during such Fiscal Year, PLUS (d) the amount of management fees available to be paid to the Borrower by its Subsidiaries during such Fiscal Year, in the case of CLAUSE (a), based on the Statutory Financial Statements filed by Madison for the immediately preceding Fiscal Year and otherwise as computed in accordance with SAP and, in the case of CLAUSE (c), as computed in accordance with SAP.

    "CONSOLIDATED FIXED CHARGE RATIO" means, as of the close of any Fiscal Quarter, but determined prospectively for the balance of the then current Fiscal Year (or, in the case of a Fiscal Year end, for the next Fiscal Year), the ratio of Consolidated Cash Sources to Consolidated Fixed Charges for the balance of the then current Fiscal Year (or in the case of a Fiscal Year end, for the next Fiscal Year).

    "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of

         (a) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period;

plus

         (b) amounts required to be paid on Indebtedness (including amounts paid pursuant to CLAUSE (b) of SECTION 3.1) and any regularly scheduled payment with respect to Capitalized Lease Liabilities allocable to principal, in each case by the Borrower and its Subsidiaries for such period.

    "CONSOLIDATED INTEREST EXPENSE" means, for any Fiscal Quarter, the aggregate interest expense of the Borrower and its Subsidiaries for such Fiscal Quarter, as determined in accordance with GAAP consistently applied, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances and net costs under interest rate swap or exchange agreements and the portion of any obligation under capital leases allocable to interest expense; PROVIDED that for purposes of determining Consolidated Interest Expense for periods occurring after the date of determination, it shall be assumed that the rate of interest on the Loan is equal to the Eurodollar Rate for an Interest Period of 3 months as of the date of determination.

    "CONSOLIDATED TANGIBLE NET WORTH" of a Person and its Subsidiaries means, at any time, all amounts which, in accordance with GAAP consistently applied, would be included under shareholders' equity on a consolidated balance sheet of such Person and each of its Subsidiaries at such time; PROVIDED that, in any event, such amounts are to be net of amounts carried on the books of such Person and each of its Subsidiaries for (a) any write-up in the book value of any assets of such Person and any of its Subsidiaries resulting from a revaluation thereof subsequent to December 31, 1992, (b) treasury stock, (c) unamortized debt discount and expense, and (d) goodwill and other intangibles and, provided; further, no effect shall be given to Statement of Financial Accounting Standards No. 115 in such calculation.

    "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

    "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT C hereto.

    "CONTRIBUTION AGREEMENT" means the letter agreement among Independence, the Borrower and the Lender, dated as of the Effective Date, relating to the contribution of certain amounts from time to time by Independence to the Borrower, substantially in the form of EXHIBIT H hereto, as amended or otherwise modified in accordance with and subject to the provisions of SECTION 7.2.19 hereof.

    "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

    "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

    "DEPARTMENT" means the Insurance Department of the State of Wisconsin.

    "DEPARTMENT-DELAWARE" means the Insurance Department of the State of Delaware.

    "DEPARTMENT-NY" means the Insurance Department of the State of New York.

    "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Lender.

    "DOLLAR" and the sign "$" mean lawful money of the United States.

    "DOMESTIC OFFICE" means the office of the Lender designated as such below its signature hereto or such other office of the Lender within the United States as may be designated from time to time by notice from the Lender to the Borrower.

    "EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to SECTION 5.1.

    "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

    "EURODOLLAR OFFICE" means the office of the Lender designated as such below its signature hereto or such other office of the Lender as designated from time to time by notice from the Lender to Borrower, whether or not outside the United States, which shall be making or maintaining Eurodollar Rate Loans of the Lender hereunder.

    "EURODOLLAR RATE" is defined in SECTION 3.2.1.

    "EURODOLLAR RATE LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

    "EURODOLLAR RATE (RESERVE ADJUSTED)" is defined in SECTION 3.2.1.

    "EURODOLLAR RESERVE PERCENTAGE" is defined in SECTION 3.2.1.

    "EVENT OF DEFAULT" is defined in SECTION 8.1.

    "EXISTING CREDIT AGREEMENT" is defined in the recitals.

    "FIRST STANDARD" means First Standard Security Insurance Company, a Delaware corporation which as of the Effective Date is a wholly-owned indirect Subsidiary of Standard.

    "FISCAL QUARTER" means any quarter of a Fiscal Year.

    "FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G. the "1996 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

    "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

    "GAAP" is defined in SECTION 1.4.

    "GUARANTEE" means the Guarantee and Contingent Purchase Agreement of the Borrower in the form attached as Exhibit G.

    "HAZARDOUS MATERIAL" means

         (a)  any "hazardous substance", as defined by CERCLA;

         (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

         (c)  any petroleum product; or

         (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

    "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

    "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

    "ICG" is defined in the recitals.

    "IFSC" means Independence Financial Services Corp., a Delaware corporation.

    "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

         (a)  which is of a "going concern" or similar nature;

         (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

         (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under SECTION 7.2.4.

    "INCLUDING" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

    "INDEBTEDNESS" of any Person means, without duplication:

         (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

         (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

         (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

         (e)  net liabilities of such Person under all Hedging Obligations;

         (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

         (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

    "INDEMNIFIED LIABILITIES" is defined in SECTION 10.4.

    "INDEMNIFIED PARTIES" is defined in SECTION 10.4.

    "INDEPENDENCE" means Independence Holding Company, a Delaware corporation.

    "INSIGNIFICANT SUBSIDIARY" means any Subsidiary of the Borrower which is not a Significant Subsidiary.

    "INTEREST PERIOD" means, relative to any Eurodollar Rate Loan, the period beginning on (and including) the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to SECTION
2.2 or 2.3 and ending on (but excluding) the day which numerically corresponds to such date one, three or, if available (as determined in the sole discretion of the Lender), six or twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to SECTION 2.2 or 2.3; PROVIDED, HOWEVER, that

         (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

         (b) Interest Periods commencing on the same date for Loans shall be of the same duration;

         (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day; and

         (d)  no Interest Period may end later than the Stated Maturity Date.

    "INVESTMENT" means, relative to any Person,

         (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

         (b)  any Contingent Liability of such Person; and

         (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

    "INVESTMENT GRADE INVESTMENT" means, relative to any Person, any Investment by such Person in

         (a)  Cash Equivalent Investments;

         (b) preferred stock rated A or better by Standard & Poor's Corporation or rated A2 or better by Moody's Investors Service, Inc.;

         (c) fixed-income securities which are rated BBB- or better by Standard & Poor's Corporation or rated Baa3 or better by Moody's Investors Service, Inc.; or

         (d) preferred stock having mandatory sinking fund provisions and rated BBB or better by Standard & Poor's Corporation or rated Baa2 or better by Moody's Investors Service, Inc.;

PROVIDED, HOWEVER, that, in any event, any Investment of the type referred to in CLAUSES (b), (c) or (d) above which is rated by both Standard & Poor's Corporation and Moody's Investors

Service, Inc. must have the ratings from both such rating agencies set forth in such CLAUSE (b), (c) or (d) in order to qualify as an "Investment Grade Investment".

    "LENDER" is defined in the PREAMBLE.

    "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

    "LOAN" is defined in SECTION 2.1.1.

    "LOAN DOCUMENTS" means this Agreement, the Note, the Pledge Agreements, the Fee Letter, the Contribution Agreement and any other document executed in connection or pursuant hereto or thereto from time to time which sets forth that it constitutes a "Loan Document", in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

    "MADISON" means Madison National Life Insurance Company, Inc.

    "MADISON CONSOLIDATED STATUTORY SURPLUS" means, at any time, an amount equal to Madison Statutory Surplus PLUS the value of the stock of Standard carried on the books of Madison in accordance with SAP.

    "MADISON RESTRICTED INVESTMENTS" is defined in Section 7.2.4(b).

    "MADISON STATUTORY SURPLUS" means, at any time, the excess of

         (a) the sum of "common capital stock", "preferred capital stock", "gross paid-in and contributed surplus" and "unassigned funds (surplus)", PLUS the aggregate write-ins for "special surplus funds" and for "other than special surplus funds", PLUS Madison's "asset valuation reserve"

OVER

         (b) "treasury stock" PLUS the value of the stock of Standard as carried in the books of Madison in accordance with SAP,

of Madison on a stand-alone basis at such time, all as classified and valued in accordance with applicable Statutory Requirements plus any inclusions (and minus any exclusions) promulgated from time to time under Statutory Requirements to enhance, replace or otherwise modify any of the foregoing classes of inclusions.

    "MATERIALLY ADVERSE EFFECT" means, relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on:

         (a) the consolidated business, assets, revenues, financial condition, operations, or prospects of the Borrower and its Subsidiaries; or

         (b) the ability of the Borrower to perform any of its payment or other material obligations under this Agreement, the Note, Pledge Agreement I or any other Loan Document.

    "NAIC" means the National Association of Insurance Commissioners.

    "NON-INVESTMENT GRADE INVESTMENTS" means, relative to any Person, any Investment by such Person which does not comprise an Investment Grade Investment and shall include, in any event, any common equity securities and all real estate; PROVIDED that, (a) any Investment which falls within more than one of the categories listed above shall only be counted once and (b) if an Investment in a particular type of Person falls within one of the categories listed above so that it counts as a "Non-Investment Grade Investment", the further Investment by such Person of the proceeds of such Investment in Investments which would otherwise constitute "Non-Investment Grade Investments" shall not count for purposes of this definition.

    "NOTE" means a promissory note of the Borrower payable to the Lender, executed and delivered by the Borrower in accordance with this Agreement, substantially in the form of EXHIBIT A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

    "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Note, the Pledge Agreements and each other Loan Document.

    "OBLIGOR" means the Borrower or any other Person (other than the Lender) obligated under any Loan Document.

    "ORGANIC DOCUMENT" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

    "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

    "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

    "PERSON" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

    "PLAN" means any Pension Plan or Welfare Plan.

    "PLEDGE AGREEMENT I" means the Pledge Agreement, to be executed and delivered by the Borrower pursuant to SECTION 5.1.6, substantially in the form of EXHIBIT D hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

    "PLEDGE AGREEMENT II" means the Pledge Agreement, to be executed and delivered by IFSC pursuant to SECTION 5.1.6, substantially in the form of EXHIBIT E hereto, as amended, supplemented, amended and restated on otherwise modified from time to time.

    "PLEDGE AGREEMENTS" shall be the collective reference to Pledge Agreement I and Pledge Agreement II.


    "QUARTERLY PAYMENT DATE" means the last day of each June, September, December and March or, if any such day is not a Business Day, the last preceding Business Day.

    "RELEASE" means a "release", as such term is defined in CERCLA.

    "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., as in effect from time to time.

    "RISK BASED CAPITAL RATIO" means, at any time, the consolidated risk based capital ratio, determined in accordance with the risk based capital guidelines of the NAIC, and shall be expressed as a percentage of the "Company Action Level" as defined therein, PROVIDED that the ratio which is defined to be the "Company Action Level" shall, for purposes of this definition, be 100%.

    "SAP" means the statutory accounting practices for life insurance companies as prescribed from time to time by, in the case of Madison, the Department and, in the case of Standard, the Department-NY.

    "SEMI-ANNUAL PAYMENT DATE" means the last day of each June and December or, if such day is not a Business Day, the last preceding Business Day.

    "SIGNIFICANT SUBSIDIARY" means (a) (i) IFSC, (ii) Madison, (iii) Standard and (iv) any other Subsidiary of the Borrower which would qualify as a "significant subsidiary" under Section 210.1-02(u) of Regulation S-X (17 CFR
Part 210) of the Securities and Exchange Commission as such regulation is in effect on the date hereof or which has a Consolidated Tangible Net Worth of $2,000,000 or more, and (b) when used in SECTION 8.1.9, any two or more Insignificant Subsidiaries in respect of which any event or action of the nature referred to in SECTION 8.1.9 has occurred or has been taken and as to which Consolidated Tangible Net Worth exceeds, in the aggregate, $2,000,000.

    "STANDARD" means Standard Security Life Insurance Company of New York, a New York corporation.

    "STANDARD RESTRICTED INVESTMENTS" is defined in Section 7.2.4(f).

    "STANDARD STATUTORY SURPLUS" means the excess of

         (a) the sum of "common capital stock", "preferred capital stock", "gross paid-in and contributed surplus" and "unassigned funds (surplus)", PLUS the aggregate write-ins for "special surplus funds" and for "other than special surplus funds", PLUS "unassigned funds", PLUS Standard's "asset valuation reserve"

OVER

         (b)  "treasury stock",

of Standard on a stand alone basis, all as classified and valued in accordance with applicable Statutory Requirements plus any inclusions (and minus any exclusions) promulgated from time to time under Statutory Requirements to enhance, replace or otherwise modify any of the foregoing classes of inclusions.

    "STATED MATURITY DATE" means October 31, 2001.

    "STATUTORY FINANCIAL STATEMENTS" means financial statements prepared in accordance with SAP and suitable for filing with, and covering in scope items required or requested by, in the case of Madison, the Department or, in the case of Standard, the Department-NY.

    "STATUTORY REQUIREMENTS" means, relative to

         (a) consolidated Statutory Financial Statements of Madison and its Subsidiaries prepared for filing with the Department, the accounting practices of the NAIC as prescribed or permitted by the Department as complied with in connection with the preparation of the 1995 Madison Consolidated Statutory Report,

         (b) stand-alone Statutory Financial Statements of Madison prepared for filing with the Department, the accounting practices of the NAIC as prescribed or permitted by the Department as complied with in connection with the preparation of its 1995 Madison Consolidated Statutory Report, and

         (c) consolidated Statutory Financial Statements of Standard and its Subsidiaries prepared for filing with the Department-NY, the accounting practices of the NAIC as prescribed or permitted by the Department as complied with in connection with the preparation of its 1995 Standard Stand-Alone Statutory Report,

together, in each case, with all modifications and changes from time to time promulgated thereto which shall become mandatory upon, or be adopted by, such reporting company.

    "SUBORDINATED NOTE" means the subordinated grid promissory note in the maximum aggregate principal amount of $362,500, payable by the Borrower to Independence Holding Company dated December 30, 1993, as the same may be modified in accordance with and subject to the provisions of SECTION 7.2.19 hereof.

    "SUBSIDIARY" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; provided, however that ZSC shall not be deemed a Subsidiary of the Borrower.

    "SURPLUS DEBENTURES" means the Amended and Restated Contribution Note, dated October 30, 1996, payable by Madison to IFSC in the principal amount of $15,000,000, the Amended and Restated Contribution Note, dated October 30, 1996, payable by Madison to IFSC in the principal amount of $5,000,000 and the Contribution Note, dated October 31, 1996, payable by Madison to IFSC in the principal amount of $5,000,000, all of which have been pledged to the Lender pursuant to Pledge Agreement II.

    "SURPLUS RELIEF REINSURANCE AGREEMENT" means any agreement whereby the Borrower or any of its Subsidiaries (including Madison, Standard or any Subsidiaries of Madison or Standard) assumes or cedes business under a finite risk reinsurance agreement or a reinsurance agreement that would be considered a "financing-type" reinsurance agreement, as determined in the Fourth Edition of the AICPA Audit Guide for Stock Life Insurance Companies on pp. 91-92 thereof, as the same may be revised from time to time.

    "TAX SHARING AGREEMENTS" means, collectively, the Tax Allocation Agreement, dated July 30, 1993, between Independence and Standard and the Tax Allocation Agreement, dated July 30, 1993, between Madison and Independence.

    "TAXES" is defined in SECTION 4.6.

    "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Rate Loan.

    "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

    "WELFARE PLAN" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

    "ZSC" is defined in the recitals.

    "ZSC CREDIT AGREEMENT" means the Subordinated Credit Agreement between ZSC and the Lender dated the date hereof.

    SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and the Pledge Agreements and in the Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

    SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement, the Pledge Agreements and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement, the applicable Pledge Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

    SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in CLAUSE (a) of
SECTION 6.5 or, as to the delivery of Statutory Financial Statements, SAP.

                                      ARTICLE II

                      COMMITMENTS, BORROWING PROCEDURES AND NOTE

    SECTION 2.1. COMMITMENTS. On the terms and subject to the conditions of this Agreement (including ARTICLE V) on a single occasion on or prior to the Commitment Termination Date, the Lender will make a term loan the "LOAN") to the Borrower in a principal amount not to exceed the Commitment Amount. The commitment of the Lender described in this SECTION 2.1.1 is herein referred to as its "COMMITMENT". The Lender shall make one Loan under this Agreement, although such Loan may be continued or converted in parts i.e., as multiple Loans hereunder, subject to the terms hereof. No amounts paid or prepaid with respect to the Loan may be reborrowed.

    SECTION 2.2. BORROWING PROCEDURE. By delivering a Borrowing Request to the Lender on or before 10:00 a.m., Chicago, Illinois time, on a Business Day not less than one Business Day prior to the Effective Date, the Borrower may request that the Loan be made in an amount not to exceed the Commitment Amount. On the terms and subject to the conditions of this Agreement, the borrowing shall be comprised of the type of Loans specified in the Borrowing Request and shall be made on the Effective Date. On or before 10:00 a.m. Chicago, Illinois time, the Lender shall make such funds available to the Borrower by wire transfer to the account the Borrower shall have specified in the Borrowing Request.

    SECTION 2.3. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Lender on or before 10:00 a.m., Chicago, Illinois time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000, of the Loan be, in the case of Base Rate Loans, converted into Eurodollar Rate Loans or, in the case of Eurodollar Rate Loans, be converted into a Base Rate Loan or continued as Eurodollar Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); PROVIDED, HOWEVER, that no portion of the outstanding principal amount of any Loan may be continued as, or be converted into, Eurodollar Rate Loans when any Default has occurred and is continuing.

    SECTION 2.4. FUNDING. The Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by the Lender) to make or maintain such Eurodollar Rate Loan; PROVIDED, HOWEVER, that such Eurodollar Rate Loan shall nonetheless be deemed to have been made and to be held by the Lender, and the obligation of the Borrower to repay such Eurodollar Rate Loan shall nevertheless be to the Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTION 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that the Lender elected to fund all

Eurodollar Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its Eurodollar Office's interbank eurodollar market.

    SECTION 2.5. NOTE. The Loan shall be evidenced by a Note payable to the order of the Lender in a maximum principal amount equal to the Commitment Amount. The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to the Note (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loan evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; PROVIDED, HOWEVER, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.


                                     ARTICLE III

                      REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

    SECTION 3.1. REPAYMENTS AND PREPAYMENTS. On the Stated Maturity Date, the Borrower shall repay in full the entire unpaid principal amount of the outstanding Loan, together with all accrued and unpaid interest thereon, all fees in connection therewith and all other Obligations hereunder. Prior thereto, the Borrower

         (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; PROVIDED, HOWEVER, that

              (i) no such prepayment of any Eurodollar Rate Loan may be made on any day other than the last day of the Interest Period for such Loan,

              (ii) all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to the Lender, and

              (iii) all such voluntary partial prepayments shall be in an aggregate minimum amount of $100,000 and an integral multiple of $50,000 in excess thereof; and

         (b) shall, immediately upon any acceleration of the Stated Maturity Date of all or any portion of the Loan pursuant to SECTION 8.2 or SECTION 8.3, repay all or such portion of the Loan so accelerated.

Each prepayment of the Loan shall be applied first to any Base Rate Loans outstanding prior to being applied to any Eurodollar Rate Loans outstanding. Each prepayment of any portion of the Loan made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4. Once repaid or prepaid, that portion of the repaid or prepaid Loan may not be reborrowed.

    SECTION 3.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this SECTION 3.2.

    SECTION 3.2.1. RATES. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that all or a permitted portion of the Loan accrue interest at a rate per annum:

         (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus a margin of 0.50 of 1%; and

         (b) on that portion maintained as a Eurodollar Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate (Reserve Adjusted) for such Interest Period plus a margin of 1.6875%.

    "EURODOLLAR RATE (RESERVE ADJUSTED)" means, for any Interest Period, with respect to a Eurodollar Rate Loan the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Lender as follows:

     Eurodollar Rate
    (Reserve Adjusted) =                Eurodollar Rate
                             -----------------------------------
                             1.00- Eurodollar Reserve Percentage

         Where,

              "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to the Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

              "EURODOLLAR RATE" means the rate of interest per annum determined by the Lender as the rate at which dollar deposits in the approximate amount of the Lender's Eurodollar Rate Loan for such Interest Period would be offered by the BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by the Lender), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

              The Eurodollar Rate shall be adjusted automatically as to all Eurodollar Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

    All Eurodollar Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan. All Base Rate Loans shall bear interest from and including the date such Loans are made to (but not including) the day such Loans are repaid or converted into Eurodollar Rate Loans.

    SECTION 3.2.2. DEFAULT RATES. So long as any Event of Default shall have occurred and be continuing hereunder, interest on the unpaid principal amount of the Loans outstanding shall be paid on demand at a rate per annum equal to the Alternate Base Rate plus a margin of 2.50%, and after the date any principal amount of any Loan has become due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay interest (after as well as before judgment) on demand on such principal amounts and, if permitted by law, all such other monetary Obligations, at a rate per annum equal to the Alternate Base Rate plus a margin of 2.50%

    SECTION 3.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

         (a) on the Stated Maturity Date therefor;

         (b) on that portion of the Loan being paid or prepaid, on the date of any such payment or prepayment;

         (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

         (d) with respect to Eurodollar Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at the end of each three month day period occurring during such Interest Period);

         (e) with respect to any Base Rate Loans converted into Eurodollar Rate Loans on a day when interest would not otherwise have been payable pursuant to CLAUSE (c), on the date of such conversion; and

         (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to SECTION 8.2 or SECTION 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

    SECTION 3.2.4. FEES. The Borrower agrees to pay to the Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of ARTICLE V) commencing on the date hereof and continuing through the final Commitment Termination Date, a commitment fee at the rate of 0.0625% per annum of the sum of the average daily unused portion of the Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such date after the date hereof, and on the Commitment Termination Date.


                                      ARTICLE IV

                     CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

    SECTION 4.1. EURODOLLAR RATE LENDING UNLAWFUL. If the Lender shall determine (which determination shall, upon notice thereof to the Borrower, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligations of the Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

    SECTION 4.2. DEPOSITS UNAVAILABLE. If the Lender shall have determined that

         (a) Dollar deposits, in the relevant amount and for the relevant Interest Period are not available to the Lender in its relevant market; or

         (b) by reason of circumstances affecting the Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Loans of such type, then, upon notice from the Lender to the Borrower the obligations of the Lender under SECTION 2.3 and SECTION 2.4 to make or continue any Loans as, or to convert any Loans into, Eurodollar

Rate Loans of such type shall forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

    SECTION 4.3. INCREASED COSTS, ETC. The Borrower agrees to reimburse the Lender, upon demand, for any increase in the cost to the Lender of, or any reduction in the amount of any sum receivable by the Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Rate Loans (including without limitation by reason of any increase in any reserve requirements or taxes).

    The Lender shall promptly notify the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to the Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Lender will use such method of allocation as it deems reasonable and appropriate.

    SECTION 4.4. FUNDING LOSSES. In the event the Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate
Loan) as a result of

         (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 3.1 or otherwise;

         (b) any Loans not being made as Eurodollar Rate Loans in accordance with the Borrower's request therefor; or

         (c) any Loans not being continued as, or converted into, Eurodollar Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of the Lender to the Borrower, the Borrower shall, within five days of its receipt thereof, pay directly to the Lender such amount as will (in the reasonable determination of the Lender) reimburse the Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

    SECTION 4.5. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or the controlling Person's capital as a consequence of its Commitment or Loans is reduced to a level below that which the Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to the Borrower, the Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling Person for such reduction in rate of return. A statement of the Lender as to any such additional amount or amounts
(including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

    SECTION 4.6. TAXES. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

         (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

         (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

         (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

    If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender, for the account of the Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure. For purposes of this SECTION 4.6, a distribution hereunder by the Lender to or for the account of the Lender shall be deemed a payment by the Borrower.

    SECTION 4.7. PAYMENTS, COMPUTATIONS, ETC. All such payments required to be made to the Lender shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., Chicago, Illinois time on the date due, in same day or immediately available funds, to such account as the Lender shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day. The Borrower hereby authorizes the Lender to charge any account maintained by the Borrower with the Lender for any amount due and payable under this Agreement as and when so due and payable. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (c) of the definition of the term "INTEREST PERIOD" with respect to Eurodollar Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

    SECTION 4.8. SETOFF. The Lender shall, upon the occurrence of any Default described in CLAUSES (a) through (d) of SECTION 8.1.9 or, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by the Lender. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Lender may have.

    SECTION 4.9. USE OF PROCEEDS. The Borrower shall apply the proceeds of the Loan to finance the payment of any liabilities of the Borrower under the Guarantee.


                                      ARTICLE V

                      CONDITIONS TO EFFECTIVENESS AND BORROWING

    SECTION 5.1. EFFECTIVENESS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") when the Lender shall have received counterparts hereof executed by each of the parties listed on the signature pages hereto and when the Lender shall be satisfied that each of the conditions precedent set forth in SECTIONS 5.1.1 through 5.1.12 have been fulfilled.

    SECTION 5.1.1.  RESOLUTIONS, ETC.  The Lender shall have received

         (a) from each of the Borrower and IFSC a certificate, dated the Effective Date, of its Secretary or Assistant Secretary as to

              (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of, in the case of the Borrower, this Agreement, the Note, Pledge Agreement I, the Guarantee and each other Loan Document executed or to be executed by it and, in the case of IFSC, Pledge Agreement II and each other Loan Document executed or to be executed by it; and

              (ii) the incumbency and signatures of those of its officers authorized to act with respect to, in the case of the Borrower, this Agreement, the Note, Pledge Agreement I, the Guarantee and each other Loan Document executed or to be executed by it and, in the case of IFSC, Pledge Agreement II and each other Loan Document executed or to be executed by it, upon which certificate the Lender may conclusively rely until the Lender shall have received a further certificate of the Secretary of the Borrower or IFSC, as appropriate, canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Lender; and

         (b) such other documents (certified if requested) as the Lender may reasonably request with respect to any matter relevant to this Agreement or the Loan Documents or the transactions contemplated hereby or thereby.

    SECTION 5.1.2. DELIVERY OF NOTE. The Lender shall have received from the Borrower a duly executed Note, with appropriate insertions, dated as of the Effective Date.

    SECTION 5.1.3. SATISFACTION WITH TAX SHARING AGREEMENTS. The Lender shall have received true copies (as certified by an authorized officer of the Borrower) of, and reviewed and become satisfied with the provisions of, the Tax Sharing Agreements and any other arrangements with respect thereto or a certificate from the Borrower that such Tax Sharing Agreements and other arrangements remain unchanged since December 30, 1993.

    SECTION 5.1.4. OPINIONS OF COUNSEL. The Lender shall have received an opinion, dated the Effective Date and addressed to the Lender, from David T. Kettig, general counsel to the Borrower, substantially in the form of EXHIBIT F hereto.

    SECTION 5.1.5. CLOSING FEES, EXPENSES, ETC. The Lender shall have received all fees, and all costs and expenses for which invoices have been provided, due and payable pursuant to SECTIONS 3.2.4 and 10.9.

    SECTION 5.1.6. PLEDGE AGREEMENTS. The Lender shall have received the Pledge Agreements, each dated as of the Effective Date, duly executed by the Borrower or IFSC, as appropriate, together with (a) the certificates, evidencing all of the issued and outstanding shares of capital stock pledged pursuant to the Pledge Agreements, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, or, if any securities pledged pursuant to the Pledge Agreements are uncertificated securities, confirmation and evidence satisfactory to the Lender that the security interest in such uncertificated securities has been transferred to and perfected by the Lender in accordance with the Uniform Commercial Code, as in effect in the State of Illinois, in each case together with any Uniform Commercial Code Financing Statements which may be requested by the Lender and (b) the original Surplus Debentures, duly endorsed in blank and accompanied by a consent by Madison to such pledge by IFSC in favor of the Lender.

    SECTION 5.1.7. GUARANTEE. The Lender shall have received the Guarantee, duly executed by the Borrower.

    SECTION 5.1.8. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to the making of the Loan on the Effective Date (but, if any Default of the nature referred to in SECTION 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof), the following statements shall be true and correct (and the Borrower shall have furnished the Lender with a certificate of an Authorized Officer of the Borrower, dated the Effective Date, to the effect that):

         (a) the representations and warranties set forth in ARTICLE VI (excluding, however, those contained in SECTION 6.7) of this Agreement and
    Article III of each of the Pledge Agreements shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

         (b) except as disclosed by the Borrower to the Lender pursuant to
    SECTION 6.7,

              (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might have a Materially Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Note, either Pledge Agreement, or any other Loan Document, and

              (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to SECTION 6.7 which might have a Materially Adverse Effect; and

         (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries shall be in violation of any law or governmental regulation or court order or decree, the violation of which could have a Materially Adverse Effect.

    SECTION 5.1.9. CONTRIBUTION AGREEMENT. The Lender shall have received fully executed counterparts of the Contribution Agreement, in form and substance satisfactory to the Lender.

    SECTION 5.1.10. EXISTING CREDIT AGREEMENT. Concurrently with the Loan, the Existing Credit Agreement shall have been paid and terminated and the ZSC Credit Agreement shall be effective.

    SECTION 5.1.11. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Lender and its counsel; the Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.

    SECTION 5.1.12. BORROWING REQUEST. The Lender shall have received a Borrowing Request for the Loan to be made on the Effective Date. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Loans shall constitute a representation and warranty by the Borrower that on the date of the Loan (both immediately before and after giving effect to the Loan and the application of the proceeds thereof) the statements made in SECTION 5.1.8 are true and correct.

    SECTION 5.1.13. CONSENTS AND AMENDMENTS. The Lender shall have received from the Borrower each of the following, substantially in form of Exhibits I and J, respectively: (a) a consent and amendment of the Subordinated Note, duly executed by ICC and Independence, and (b) a duly executed consent and amendment of the Tax Allocation Agreement executed on February 15, 1995 and effective as of December 16, 1993, between ICC (as successor by merger to ICG), Independence Holding Company, and Independence Financial Services Corp.

                                      ARTICLE VI

                            REPRESENTATIONS AND WARRANTIES

    In order to induce the Lender to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants unto the Lender as set forth in this ARTICLE VI.

    SECTION 6.1. ORGANIZATION, ETC. The Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification (except where the failure to be so qualified would not have a Materially Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Note, the Pledge Agreements, the Guarantee and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

    SECTION 6.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower or IFSC, as the case may be, of this Agreement, the Note, the Pledge Agreements, the Guarantee and each other Loan Document executed or to be executed by it, are within the corporate powers of the Borrower or IFSC, as the case may be, have been duly authorized by all necessary corporate action, and do not

         (a) contravene the Organic Documents of the Borrower or IFSC, as the case may be;

         (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or IFSC, as the case may be; or

         (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties or the properties of any of its Subsidiaries (except pursuant to the Loan Documents).

    SECTION 6.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or IFSC, as the case may be, of this Agreement, the Note, the Pledge Agreements, the Guarantee or any other Loan Document to which it or IFSC, as the case may be, is a party. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    SECTION 6.4. VALIDITY, ETC. This Agreement has been duly executed and delivered and constitutes, and the Note, each Pledge Agreement, the Guarantee and each other Loan Document executed by the Borrower or IFSC, as the case may be, will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower or IFSC, as the case may be, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws applying to creditor's rights generally or general equitable principles.

    SECTION 6.5. FINANCIAL INFORMATION. (a) The audited consolidated balance sheet of the Borrower and its Subsidiaries, dated as of December 31, 1995, the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, dated as of December 31, 1995, the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries dated as of June 30, 1996, and the related consolidated statements of income and cash flow have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended; and since December 31, 1995, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries on a consolidated basis or in the ability of the Borrower to repay the Obligations when due in accordance with the terms hereof.

    (b) The Statutory Financial Statements of each of (i) Madison and its Subsidiaries and (ii) Standard and its Subsidiaries dated December 31, 1995 and June 30, 1996, have been prepared in accordance with SAP and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended and have been duly filed with the Department or the Department-NY, as the case may be; and, since December 31, 1995, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of Madison and its Subsidiaries or Standard and its Subsidiaries, in each case on a consolidated basis, or any adverse or critical notice received by the Borrower or any of its Subsidiaries or action (to the best of the knowledge of the Borrower and its Subsidiaries) taken by the Department or the Department-NY, as the case may be, with respect thereto.

    SECTION 6.6. RESTRICTIVE AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement of the nature referred to in SECTION 7.2.13.

    SECTION 6.7. LITIGATION, LABOR CONTROVERSIES, ETC. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which has any reasonable likelihood of having a Materially Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Note, either Pledge Agreement, the Guarantee or any other Loan Document, except as disclosed in ITEM 6.7 ("Litigation") of the Disclosure Schedule.

    SECTION 6.8. SUBSIDIARIES. The Borrower has, as of the date hereof, no Subsidiaries, except those Subsidiaries which are identified in ITEM 6.8 ("Existing Subsidiaries") of the Disclosure Schedule.

    SECTION 6.9. OWNERSHIP OF PROPERTIES. The Borrower and each of its Subsidiaries owns good and marketable title to all of its owned properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), and a good leasehold interest in all of its leased properties, in each case free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to SECTION 7.2.3.

    SECTION 6.10. TAXES. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate action and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

    SECTION 6.11. PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Loan hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in ITEM 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

    SECTION 6.12. ENVIRONMENTAL WARRANTIES. Except as set forth in ITEM 6.12 ("Environmental Matters") of the Disclosure Schedule:

         (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

         (b) there have been no past, and there are no pending or, to the best of the Borrower's knowledge, threatened

              (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

              (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

         (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect;

         (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or appropriate for their businesses;

         (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or, to the best of the Borrower's knowledge, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

         (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect;

         (g) neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to the best of the Borrower's knowledge, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

         (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect; and

         (i) no conditions exist at, on or under any property now or previously owned or leased or operated by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability which would have, or may reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect under any Environmental Law.

    SECTION 6.13. REGULATIONS G, U AND X. Neither the Borrower nor any Subsidiary of the Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Less than 25% of the assets of the Borrower and the consolidated assets of the Borrower and its Subsidiaries consist of margin stock. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

    SECTION 6.14. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower, or any Subsidiary of the Borrower, in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby and all other such factual information hereafter furnished by or on behalf of the Borrower, or any Subsidiary of the Borrower, to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, and, as to information (other than financial statements) furnished prior to the Effective Date, as of the Effective Date, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. The Borrower has furnished the Lender a true and complete copy of the Tax Sharing Agreements and the Contribution Agreement and any agreement required to be entered into pursuant to any of the foregoing constitute or will constitute the only arrangements in respect of taxes to which the Borrower, Standard or Madison is a party as of the Effective Date.

    SECTION 6.15. SUBORDINATED NOTE. Notwithstanding any bankruptcy, insolvency, reorganization, moratorium or similar proceeding in respect of the Borrower, at all times, (a) the subordination provisions of the Subordinated Note will be enforceable by the Lender with respect to the Obligations, (b) all Obligations, including the Obligations to pay principal of and interest on the Loan and fees in connection therewith, constitute "Senior Indebtedness", as defined in the Subordinated Note, and all such Obligations will be entitled to the benefits of subordination created by the Subordinated Note, and (c) all payments of principal of or interest on the Subordinated Note made by the Borrower or from the liquidation of its property will be subject to such subordination provisions. The Borrower acknowledges that the Lender is entering into this Agreement, and is extending the Loan, in reliance upon the subordination provisions contained in the Subordinated Note. The Borrower has heretofore or simultaneously with the execution of this Agreement furnished to the Lender a true and complete copy of the executed Subordinated Note.


                                     ARTICLE VII

                                      COVENANTS

    SECTION 7.1. AFFIRMATIVE COVENANTS. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
SECTION 7.1.

    SECTION 7.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrower will furnish, or will cause to be furnished, to the Lender copies of the following financial statements, reports, notices and information:

         (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries (and separately for each of Madison and its Subsidiaries and Standard and its Subsidiaries) as of the end of such Fiscal Quarter and consolidated and consolidating statements of income and cash flow of the Borrower and its Subsidiaries (and separately for each of Madison and its Subsidiaries and Standard and its Subsidiaries, except that such financial statements for Madison and its Subsidiaries and Standard and its Subsidiaries shall comprise consolidated and consolidating statements of income and consolidated statements of cash flow) for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower;

         (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries (and separately for Madison and its Subsidiaries and Standard and its Subsidiaries), including therein consolidated and consolidating balance sheets of the Borrower and its Subsidiaries (and separately for Madison and its Subsidiaries and Standard and its Subsidiaries) as of the end of such Fiscal Year and consolidated and consolidating statements of income and cash flow of the Borrower and its Subsidiaries (and separately for Madison and its Subsidiaries and Standard and its Subsidiaries, except that such financial statements for Madison and its Subsidiaries and Standard and its Subsidiaries shall comprise consolidated and consolidating statements of income and consolidated statements of cash flow) for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Lender by KPMG Peat Marwick or other independent public accountants acceptable to the Lender, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in SECTION 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

         (c) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Madison and Standard, Statutory Accounting Statements for Madison and Standard as of the end of such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, in each case as filed with the Department or the Department-NY, as the case may be, and certified by the chief financial Authorized Officers of each of Madison and Standard;

         (d) as soon as available and in any event within 60 days after the end of each Fiscal Year of Madison and Standard, Statutory Accounting Statements for Madison and Standard as of the end of such Fiscal Year and for the period comprising such Fiscal Year, in each case as filed with the Department or the Department-NY, as the case may be, and certified by the chief financial Authorized Officers of each of Madison and Standard;

         (e) as soon as available and in any event within 60 days after the end of each Fiscal Quarter and within 120 days after the end of each Fiscal Year, a certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Lender) compliance with the financial covenants set forth in SECTION 7.2.4;

         (f) as soon as possible and in any event within five days after the occurrence of each Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and, within four Business Days thereafter, the action which the Borrower has taken and proposes to take with respect thereto;

         (g) as soon as possible and in any event within five days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding or labor controversy described in SECTION 6.7 or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in SECTION 6.7, notice thereof and copies of all documentation relating thereto;

         (h) promptly after the sending or filing thereof, copies of (x) all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or, as to any reports or materials bearing on the financial condition of the Borrower or any of its Subsidiaries or as to any other reports which the Borrower reasonably determines to be material to the Lender or the Obligations, with the Department, the Department-NY or the Department-Delaware and (y) all reports which the Borrower sends to any of its securityholders and which the Borrower reasonably determines to be material to the Lender or the Obligations;

         (i) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

         (j) within five Business Days of the receipt of any such notice, notice of actual suspension, termination, revocation or cancellation of any license for Madison or Standard by any governmental authority or agency or of receipt of notice from any governmental authority or agency notifying the Borrower or Standard or Madison of a hearing, relating to any proposed suspension, termination, revocation or cancellation, including any request by a governmental authority or agency which commits the Borrower or Madison or Standard to take, or to refrain from taking, any action which, in each case, would have a Materially Adverse Effect; and

         (k) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request.

    SECTION 7.1.2. COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

         (a) the maintenance and preservation of its corporate existence (except as otherwise permitted under SECTION 7.2.10) and qualification as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify might have a Materially Adverse Effect; and

         (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being contested in good faith by appropriate action and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

    SECTION 7.1.3. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements, so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable and the failure to so maintain such properties would not have a Materially Adverse Effect.

    SECTION 7.1.4. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Lender, furnish to the Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

    SECTION 7.1.5. BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its material business affairs and transactions and permit the Lender or any of its representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Lender's exercise of its rights pursuant to this Section.

    SECTION 7.1.6. ENVIRONMENTAL COVENANT. The Borrower will, and will cause each of its Subsidiaries to,

         (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

         (b) immediately notify the Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and

         (c) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with this
    SECTION 7.1.6.

    SECTION 7.2. NEGATIVE COVENANTS. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will, and will cause each of its Subsidiaries to, perform the obligations set forth in this SECTION 7.2.

    SECTION 7.2.1. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to (a) engage in any business activity, except in the case of the Borrower as a holding company which directly owns 100% of the capital stock of IFSC, which is a holding company which owns 100% of the capital stock of Madison, which owns 100% of the capital stock of Standard, which are insurance companies engaged in the life and health insurance businesses and the insurance business, in the case of International Benefit Administrators LLC, the business of a third party insurance administrator and such activities as may be incidental or related thereto (or, in the case of First Standard, the property and casualty insurance and reinsurance businesses, in the case of On-Line Brokerage, Inc., the insurance agency business and, in the case of existing or, as permitted by SECTION 7.2.4(c), to-be-formed investment subsidiaries, investments consistent with applicable insurance laws and not otherwise inconsistent with this Agreement) or (b) permit IFSC to (i) create, incur, assume or suffer to exist any Indebtedness, Contingent Liabilities, other liabilities or Liens (other than pursuant to the Loan Documents), (ii) make any Investments of any kind in any Person (other than its existing Investment in Madison and the Investment made in Madison with the proceeds of the Loan) or make any Capital Expenditures; provided, that IFSC may make additional Investments so long as the amount of any Investment shall not exceed the Available Investment Amount at the time such Investment is made, (iii) enter into any transaction of merger, consolidation or combination or make any other fundamental change in or terminate its corporate existence, (iv) sell, lease, license or otherwise dispose of or encumber any assets (except a customary lease for its office) or enter into any material agreements, (v) sell, transfer or pledge any of its capital stock or any capital stock of any of its Subsidiaries to any Person (other than pursuant to the Pledge Agreements), or

(vi) conduct, transact or otherwise engage in any business or activity whatsoever, except holding its Investment in Madison.

    SECTION 7.2.2. INDEBTEDNESS. The Borrower will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than (a) Indebtedness in respect of the Loan and the other Obligations and (b) subordinated Indebtedness in an aggregate principal amount not to exceed $362,500 at any one time outstanding incurred from its controlling stockholder pursuant to the Subordinated Note or on terms (including but not limited to subordination terms) satisfactory to the Lender (as evidenced by its written approval thereof).

    SECTION 7.2.3. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

         (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

         (b) Liens consisting of deposits made by Madison and its Subsidiaries in connection with reinsurance arrangements in the ordinary course of business;

         (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate action and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (d) Liens incurred in the ordinary course of business for sums not overdue or being contested in good faith to the extent, and only to the extent, such Liens, in the aggregate, secure obligations which do not exceed an aggregate amount of $500,000;

         (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate action and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

         (g) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full

    (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

         (h) Liens incurred by Madison or its Subsidiaries in connection with repurchase agreements or similar investments made in the ordinary course of business.

    SECTION 7.2.4. FINANCIAL COVENANTS. The Borrower will not at any time permit:

         (a)(i) Madison Statutory Surplus to be less than $7,500,000 plus 50% of the increase in the Madison Statutory Surplus in any fiscal year ending on or after December 31, 1996 in which Madison realizes such an increase or
    (ii) Madison Consolidated Statutory Surplus, as reflected on the then most recent Statutory Financial Statements filed by Madison with the Department, to be less than $40,000,000 plus 50% of the increase in the Madison Consolidated Statutory Surplus in any fiscal year ending on or after December 31, 1996 in which Madison realizes such an increase;

         (b) Madison and its Subsidiaries (other than Standard and its Subsidiaries), on a consolidated basis, to (i) have Investments (the "Madison Restricted Investments") in Non-Investment Grade Investments (excluding Madison's Investment in Standard and Madison's Investment in its other direct Subsidiaries) which exceed 30% of the aggregate amount of its "Invested Assets", valued in each case as set forth on the then most recent Statutory Financial Statements filed by Madison with the Department; provided, however that the Madison Restricted Investments plus the Standard Restricted Investments shall not exceed 25% of the aggregate amount of the "Investment Assets" of Madison and its Subsidiaries, valued in each case as set forth on the then most recent Statutory Financial Statement filed by Madison with the Department plus the aggregate amount of the "Invested Assets" of Standard and its Subsidiaries valued in each case are set forth in the then most recent Statutory Financial Statement filed by Standard with the Department-NY, or (ii) have Investments in any particular Person (other than its Subsidiaries, the United States Federal Government or agencies thereof carrying the full faith and credit of the United States Federal Government and investments in securities issued by the Government National Mortgage Association) which exceed 15% of Madison Consolidated Statutory Surplus as of its then most recent Statutory Financial Statements filed with the Department;

         (c) Madison to form, or permit Madison's Subsidiaries to form, Subsidiaries not in existence on the date hereof except for new investment Subsidiaries in accordance with applicable insurance regulations and otherwise not inconsistent with the terms of this Agreement which, at any time of determination, do not contain assets exceeding, in the aggregate, an amount equal to 10% of Madison Consolidated Statutory Surplus as of its then most recent Statutory Financial Statements filed with the Department and furnished to the Lender;

         (d) the Risk Based Capital Ratio for Madison to be less than 200%;

         (e) Standard Statutory Surplus, as reflected on the then most recent Statutory Financial Statements filed by Standard with the Department-NY, to be less than $32,500,000 plus 50% of the increase in the Standard Statutory Surplus in any fiscal year ending on or after December 31, 1996 in which Standard realizes such an increase;

         (f) Standard and its Subsidiaries, on a consolidated basis, to have
    (i) Investments in Non-Investment Grade Investments (the"Standard Restricted Investments") (excluding Standard's Investment in its direct Subsidiaries) which exceed 30% of the aggregate amount of its consolidated "Invested Assets", valued in each case as set forth on the then most recent Statutory Financial Statements filed by Standard with the Department-NY; provided, however, that the Standard Restricted Investments plus the Madison Restricted Investments shall not exceed 25% of the aggregate amount of the "Invested Assets" of Standard and its Subsidiaries, valued in each case as set forth in the then most recent Statutory Financial Statements filed by Standard and its Subsidiaries with the Department-NY plus the aggregate amount of the "Invested Assets" of Madison and its Subsidiaries valued in each case as set forth in the then most recent Statutory Financial Statement filed by Madison with the Department, or (ii) Investments in any particular Person (other than its Subsidiaries, the United States Federal Government or agencies thereof carrying the full faith and credit of the United States Federal Government and investments in securities issued by the Government National Mortgage Association) which exceed 20% of Standard Statutory Surplus as of its then most recent Statutory Financial Statements filed with the Department-NY;

         (g) the Risk Based Capital Ratio for Standard to be less than 200%;

         (h) the Borrower's Consolidated Tangible Net Worth at any time to be less than $40,000,000 plus 50% of any increase in such Consolidated Tangible Net Worth in any fiscal year ending on or after December 31, 1996 in which the Borrower realizes such an increase; and

         (i) the Borrower's Consolidated Fixed Charge Ratio at any time to be less than 1.5:1.

    SECTION 7.2.5. INVESTMENTS. The Borrower will not make, incur, assume or suffer to exist any Investment in any Person, except (a) Cash Equivalent Investments, (b) its existing Investments in IFSC, (c) its contribution of the proceeds of the Loan to IFSC; provided, that the Borrower may make additional Investments so long as the amount of any Investment shall not exceed the Available Invested Amount at the time of such Investment, and (d) its contribution of $5,000,000 to IFSC, which $5,000,000 will be contributed by IFSC to Madison in exchange for a Contribution Note dated October 31, 1996 which shall be pledged to the Lender pursuant to the Pledge Agreement II.

    SECTION 7.2.6. RESTRICTED PAYMENTS, ETC. On and at all times after the Effective Date the Borrower will not, and will not permit any of its Subsidiaries to:

         (a) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem or otherwise retire, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or grant warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or any of its Subsidiaries; or

         (b) make any deposit for any of the foregoing purposes;

provided, however, that the Borrower may take such actions otherwise prohibited by this Section so long as the amount applied thereto shall not exceed the Available Investment Amount at the time of such application; and provided, further, that the Borrower may distribute shares of ZSC common stock held by it to its stockholders; and provided, further, that the Borrower may exchange with David E. Anderson shares of common stock in ZSC held by it for shares of common stock in the Borrower.

    SECTION 7.2.7. RENTAL OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), other than leases entered into by Madison or Standard or their Subsidiaries in the ordinary course of their respective businesses.

    SECTION 7.2.8. CAPITAL EXPENDITURES. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make any Capital Expenditures, except Capital Expenditures made by Madison or Standard or their Subsidiaries in the ordinary course of their respective businesses.

    SECTION 7.2.9. TAKE OR PAY CONTRACTS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

    SECTION 7.2.10. CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or any substantial part of the assets of any Person (or of any division thereof), PROVIDED that Subsidiaries of Madison may be liquidated or merged into parent corporations or other Subsidiaries (other than Madison or Standard) if to do so would not have a Materially Adverse Effect.

    SECTION 7.2.11. ASSET DISPOSITIONS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, except for sales, transfers, leases, contributions or conveyances by Madison or Standard in the ordinary course of its business consistent with past practice and except that the Borrower may exchange shares of common stock in ZSC held by it with David E. Anderson for shares of common stock in the Borrower.

    SECTION 7.2.12. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

    SECTION 7.2.13. NEGATIVE PLEDGES, UPSTREAMING MONEY, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document) or arrangement restricting or prohibiting

         (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

         (b) except as may be required pursuant to the insurance laws of the State of Wisconsin in the case of Madison, of the State of New York in the case of Standard or of the State of Delaware in the case of First Standard, the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

    SECTION 7.2.14. MADISON AND STANDARD'S RATINGS. The Borrower will not at any time permit or suffer to exist the rating by A.M. Best in its publication "Best's Review" (or the rating of any nationally recognized rating agency in the event a rating is not available from A.M. Best) of Madison to be less than "B+" or Standard to be less than "B+" (or its equivalent of such other nationally recognized agency).

    SECTION 7.2.15. SURPLUS RELIEF REINSURANCE AGREEMENTS. The Borrower will not, and will not permit Madison or Standard or any of their Subsidiaries to, at any time enter into any Surplus Relief Reinsurance Agreement, other than Surplus Relief Reinsurance Agreements entered into by Madison or Standard, PROVIDED, HOWEVER, that in any event, the aggregate amount invested in such Surplus Relief Reinsurance Agreements by Madison shall not exceed 15% of Madison Consolidated Statutory Surplus and by Standard shall not exceed 15% of Standard Statutory Surplus.

    SECTION 7.2.16. MANAGEMENT FEES. The Borrower will not, and will not permit any of its Subsidiaries (including Madison and Standard) to, pay management, consulting or similar fees to the ultimate majority shareholder or any of its Affiliates (other than the Borrower) in excess of, in the aggregate, a per annum amount equal to $725,000; PROVIDED, HOWEVER, that, in any event, any such fees may be paid only so long as no Default shall have occurred and be continuing or would occur after giving effect to payment of such fees.

    SECTION 7.2.17. FISCAL YEAR. The Borrower will not, and will not permit Madison or Standard to, change their Fiscal Year.

    SECTION 7.2.18. DOMICILE, ETC. The Borrower will not permit Madison or Standard to change the state of their domicile from Wisconsin or New York, respectively.

    SECTION 7.2.19. MODIFICATION OF AGREEMENTS, SUBORDINATED NOTE AND CONTRIBUTION AGREEMENT. The Borrower will not consent to or enter into any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, (a) the Tax Sharing Agreements, (b) the Subordinated Note, (c) the Contribution Agreement, or (d) any agreement required to be entered into pursuant to any of the foregoing.


                                     ARTICLE VIII

                                  EVENTS OF DEFAULT

    SECTION 8.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "EVENT OF DEFAULT".

    SECTION 8.1.1. NON-PAYMENT OF OBLIGATIONS. The Borrower shall default in the payment or prepayment when due of any principal of the Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any interest, fee or any other Obligation.

     SECTION 8.1.2. BREACH OF WARRANTY. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder, in either Pledge Agreement or in any other Loan Document executed by the Borrower or any other Obligor or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Lender for the purposes of or in connection with this Agreement, Pledge Agreement or any such other Loan Document (including any certificates delivered pursuant to ARTICLE V) is or shall be incorrect when made or deemed made in any material respect.

    SECTION 8.1.3. NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. The Borrower or any other Obligor shall default in the due performance and observance of any of its respective obligations under SECTION 7.2 or SECTION
7.1.1 hereof or under Article IV of either Pledge Agreement, provided that for purposes of a default under SECTION 7.1.1, an Event of Default shall exist only if such default shall continue unremedied for a period of five days.

    SECTION 8.1.4. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. The Borrower or any Obligor shall default in its due performance and observance of any other agreement contained herein, in either Pledge Agreement, in the Guarantee or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Lender.

    SECTION 8.1.5. DEFAULT ON OTHER INDEBTEDNESS. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness equal to or exceeding $100,000 (other than Indebtedness described in SECTION 8.1.1) of Independence, the Borrower or any of its Significant Subsidiaries, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

    SECTION 8.1.6. JUDGMENTS. Any judgment or order for the payment of money in excess of $250,000 shall be rendered against the Borrower or any of its Subsidiaries and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or, during such 30 day period, enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or withdrawn.

    SECTION 8.1.7. PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan

         (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $100,000; or

         (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

    SECTION 8.1.8.  CHANGE IN CONTROL.  Any Change in Control shall occur.

    SECTION 8.1.9. BANKRUPTCY, INSOLVENCY, ETC. The Borrower or any of its Significant Subsidiaries or Independence shall

         (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

         (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian or supervisor for Independence the Borrower or any of its Significant Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

         (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Independence the Borrower or any of its Significant Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, PROVIDED that each of Independence, the Borrower and each Significant Subsidiary hereby expressly authorize the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

         (d) commence voluntarily or have commenced against it involuntarily any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Independence, the Borrower or any of its Significant Subsidiaries and, if any such case or proceeding is not commenced by Independence, the Borrower or such Significant Subsidiary such case or proceeding shall be consented to or acquiesced in by Independence, the Borrower or such Significant Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, PROVIDED that each of Independence, the Borrower and each Significant Subsidiary hereby expressly authorize the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or

         (e) take any action authorizing, or in furtherance of, any of the foregoing.

    SECTION 8.1.10. IMPAIRMENT OF SECURITY, ETC. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

    SECTION 8.1.11. LICENSING; SEIZURE; ETC. The Department or the Department-NY shall revoke, suspend, cancel or terminate Madison or Standard's insurance licenses or otherwise cause

Madison or Standard to cease, or effectively to cease, operating as a life and health insurance company; or the Department or the Department-NY shall seize control or effective control over Madison or Standard, or all or a substantial part of their assets or properties; or, other than such prohibitions or restrictions in effect on the Effective Date, the Department or the Department-NY, as the case may be, shall prohibit or further restrict in any manner the ability of Madison or Standard to pay dividends or make advances to their respective Shareholders or, in turn through intermediary corporations, to the Borrower.

    SECTION 8.2. ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9 shall occur, the Commitment (if not theretofore terminated) shall automatically immediately terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

    SECTION 8.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loan and other Obligations to be due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitment shall terminate.

    SECTION 8.4. CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided below.


                                      ARTICLE IX

                               MISCELLANEOUS PROVISIONS

    SECTION 9.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender. No failure or delay on the part of the Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

    SECTION 9.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission)

    SECTION 9.3. PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all expenses of the Lender (including the reasonable fees and out-of-pocket expenses of counsel to the Lender and of local counsel, if any, who may be retained by counsel to the Lender) in connection with

         (a) the negotiation, preparation, execution and delivery of this Agreement, the Note, each Pledge Agreement, the Guarantee and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement, the Note, either Pledge Agreement, the Guarantee or any other Loan Document as may from time to time hereafter be required or requested, whether or not the transactions contemplated hereby or thereby are consummated;

         (b) the filing, recording, refiling or rerecording of any instruments providing for or relating to collateral security and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the other Loan Documents;

         (c) the preparation and review of the form of any document or instrument relevant to this Agreement, the Note, either Pledge Agreement, the Guarantee or any other Loan Document; and

         (d) the administration of this Agreement, the Note, each Pledge Agreement, the Guarantee and the other Loan Documents and the consideration of legal questions relevant hereto and thereto.

The Borrower further agrees to pay, and to save the Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Note, the Guarantee or any other Loan Documents. The Borrower also agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations, and (y) the enforcement of any Obligations.

    SECTION 9.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Lender and the extension of the Commitment, the Borrower hereby indemnifies, exonerates and holds the Lender and each of its officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

         (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Loan;

         (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Lender pursuant to Article V not to fund any Loans);

         (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Lender is party thereto;

         (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; and

         (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

    SECTION 9.5. SURVIVAL. The obligations of the Borrower under SECTIONS 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lender under
SECTION 9.1, shall in each case survive
any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document. This Agreement shall not be terminated, even upon payment in full of the Obligations, until the ZSC Credit Agreement shall have been terminated and all obligations thereunder paid in full.

    SECTION 9.6. SEVERABILITY. Any provision of this Agreement, the Note, either Pledge Agreement, the Guarantee or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Note, the Pledge Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

    SECTION 9.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

    SECTION 9.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts and be deemed to be an original and all of which shall constitute together but one and the same agreement.

    SECTION 9.9. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTE, EACH PLEDGE AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Agreement, the Note, each Pledge Agreement, the Guarantee and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

    SECTION 9.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

    SECTION 9.11. CONSENT OF BORROWER AS SOLE SHAREHOLDER. The Borrower, as the sole shareholder of IFSC, hereby expressly and irrevocably consents to the execution, delivery and performance by IFSC of Pledge Agreement II.

    SECTION 9.12. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTE, EITHER PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR

THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS, COOK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS, COOK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE NOTE, THE PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    SECTION 9.13. WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTE, EITHER PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, aSTATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH LOAN DOCUMENT.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                     INDEPENDENCE CAPITAL CORP.


                                     By
                                       ---------------------------------
                                       Title:  President

                                     Address:  96 Cummings Point Road
                                               Stamford, Connecticut  06902


                                     Telecopier No.: 203-348-3103

                                     Attention: Steven B. Lapin



                                     BANK OF AMERICA ILLINOIS


                                     By
                                       ---------------------------------
                                       Title:  Senior Vice President

                                     Address:  231 South LaSalle Street
                                               Chicago, Illinois  60697

                                     Telecopier No.:  312-828-4203

                                     Attention:  Gary Peet

                                      SCHEDULE I

                                 DISCLOSURE SCHEDULE


ITEM 6.7 LITIGATION.

     None.


ITEM 6.8  EXISTING SUBSIDIARIES.

                                   State of
                               Incorporation or    Ownership         Business
Name                             Organization          %           Description
----                           ----------------    ---------       -----------
Independence Financial
  Services Corp.                   Delaware           100%       Holding Company

  Madison National Life
    Insurance Company, Inc.        Wisconsin          100%       Life and Health
                                                                  Insurance

    Madison Investors
      Corporation                  Delaware           100%       Investments

    Standard Security Life
      Insurance Company of
      New York                     New York           100%       Life and Health
                                                                  Insurance

      Standard Security
        Investors
        Corporation                New York           100%       Investments

      Standard Life Asset
        Management Corp.           New York           100%       Investments

      SSH Corp.                    Delaware           100%       Insurance Holding
                                                                  Company
      First Standard
        Security
        Insurance Company          Delaware           100%       Property and Casualty
                                                                  Insurance

       On-Line Brokerage,
        Inc.                       Delaware           100%       Insurance Agency

       International Benefit
        Administrators LLC         New York            51%       Third Party Administrator


ITEM 6.11  EMPLOYEE BENEFIT PLANS.

     None.


ITEM 6.12  ENVIRONMENTAL MATTERS.

     None.

                                  TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

    SECTION 1.1.   Defined Terms . . . . . . . . . . . . . . . . . . . . . .   1
    SECTION 1.2.   Use of Defined Terms. . . . . . . . . . . . . . . . . . .  19
    SECTION 1.3.   Cross-References. . . . . . . . . . . . . . . . . . . . .  19
    SECTION 1.4.   Accounting and Financial Determinations . . . . . . . . .  19

                                      ARTICLE II

                      COMMITMENTS, BORROWING PROCEDURES AND NOTE

    SECTION 2.1.   Commitments . . . . . . . . . . . . . . . . . . . . . . .  19
    SECTION 2.2.   Borrowing Procedure . . . . . . . . . . . . . . . . . . .  20
    SECTION 2.3.   Continuation and Conversion Elections . . . . . . . . . .  20
    SECTION 2.4.   Funding . . . . . . . . . . . . . . . . . . . . . . . . .  20
    SECTION 2.5.   Note. . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                     ARTICLE III

                      REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

    SECTION 3.1.   Repayments and Prepayments. . . . . . . . . . . . . . . .  21
    SECTION 3.2.   Interest Provisions . . . . . . . . . . . . . . . . . . .  22
    SECTION 3.2.1. Rates . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    SECTION 3.2.2. Default Rates . . . . . . . . . . . . . . . . . . . . . .  23
    SECTION 3.2.3. Payment Dates . . . . . . . . . . . . . . . . . . . . . .  23
    SECTION 3.2.4. Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                      ARTICLE IV

                     CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

    SECTION 4.1.   Eurodollar Rate Lending Unlawful. . . . . . . . . . . . .  24
    SECTION 4.2.   Deposits Unavailable. . . . . . . . . . . . . . . . . . .  24
    SECTION 4.3.   Increased Costs, etc. . . . . . . . . . . . . . . . . . .  25
    SECTION 4.4.   Funding Losses. . . . . . . . . . . . . . . . . . . . . .  25
    SECTION 4.5.   Increased Capital Costs . . . . . . . . . . . . . . . . .  26

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    SECTION 4.6.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . 26
    SECTION 4.7.     Payments, Computations, etc. . . . . . . . . . . . . . . 27
    SECTION 4.8.     Setoff . . . . . . . . . . . . . . . . . . . . . . . . . 28
    SECTION 4.9.     Use of Proceeds. . . . . . . . . . . . . . . . . . . . . 28

                                      ARTICLE V

                      CONDITIONS TO EFFECTIVENESS AND BORROWING

    SECTION 5.1.     Effectiveness . . . . . . . . . . . . . . . . . . . . . .28
    SECTION 5.1.1.   Resolutions, etc.. . . . . . . . . . . . . . . . . . . . 28
    SECTION 5.1.2.   Delivery of Note . . . . . . . . . . . . . . . . . . . . 29
    SECTION 5.1.3.   Satisfaction with Tax Sharing Agreements . . . . . . . . 29
    SECTION 5.1.4.   Opinions of Counsel. . . . . . . . . . . . . . . . . . . 29
    SECTION 5.1.5.   Closing Fees, Expenses, etc. . . . . . . . . . . . . . . 29
    SECTION 5.1.6.   Pledge Agreements. . . . . . . . . . . . . . . . . . . . 29
    SECTION 5.1.7.   Guarantee  . . . . . . . . . . . . . . . . . . . . . . . 30
    SECTION 5.1.8.   Compliance with Warranties, No Default, etc. . . . . . . 30
    SECTION 5.1.9.   Contribution Agreement . . . . . . . . . . . . . . . . . 31
    SECTION 5.1.10.  Existing Credit Agreement. . . . . . . . . . . . . . . . 31
    SECTION 5.1.11.  Satisfactory Legal Form. . . . . . . . . . . . . . . . . 31
    SECTION 5.1.12.  Borrowing Request. . . . . . . . . . . . . . . . . . . . 31
    SECTION 5.1.13.  Consents and Amendments. . . . . . . . . . . . . . . . . 31

                                      ARTICLE VI

                            REPRESENTATIONS AND WARRANTIES

    SECTION 6.1.   Organization, etc.. . . . . . . . . . . . . . . . . . . .  31
    SECTION 6.2.   Due Authorization, Non-Contravention, etc.. . . . . . . .  32
    SECTION 6.3.   Government Approval, Regulation, etc. . . . . . . . . . .  32
    SECTION 6.4.   Validity, etc.. . . . . . . . . . . . . . . . . . . . . .  32
    SECTION 6.5.   Financial Information . . . . . . . . . . . . . . . . . .  33
    SECTION 6.6.   Restrictive Agreements. . . . . . . . . . . . . . . . . .  33
    SECTION 6.7.   Litigation, Labor Controversies, etc. . . . . . . . . . .  33
    SECTION 6.8.   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . .  34
    SECTION 6.9.   Ownership of Properties . . . . . . . . . . . . . . . . .  34
    SECTION 6.10.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                         F-56
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    SECTION 6.11.  Pension and Welfare Plans . . . . . . . . . . . . . . . .  34
    SECTION 6.12.  Environmental Warranties. . . . . . . . . . . . . . . . .  34
    SECTION 6.13.  Regulations G, U and X. . . . . . . . . . . . . . . . . .  36
    SECTION 6.14.  Accuracy of Information . . . . . . . . . . . . . . . . .  36
    SECTION 6.15.  Subordinated Note . . . . . . . . . . . . . . . . . . . .  37

                                     ARTICLE VII

                                      COVENANTS

    SECTION 7.1.    Affirmative Covenants . . . . . . . . . . . . . . . . . . 37
    SECTION 7.1.1.  Financial Information, Reports, Notices, etc. . . . . . . 37
    SECTION 7.1.2.  Compliance with Laws, etc.. . . . . . . . . . . . . . . . 40
    SECTION 7.1.3.  Maintenance of Properties . . . . . . . . . . . . . . . . 40
    SECTION 7.1.4.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . 41
    SECTION 7.1.5.  Books and Records . . . . . . . . . . . . . . . . . . . . 41
    SECTION 7.1.6.  Environmental Covenant. . . . . . . . . . . . . . . . . . 41
    SECTION 7.2.    Negative Covenants. . . . . . . . . . . . . . . . . . . . 42
    SECTION 7.2.1.  Business Activities . . . . . . . . . . . . . . . . . . . 42
    SECTION 7.2.2.  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . 42
    SECTION 7.2.3.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    SECTION 7.2.4.  Financial Covenants . . . . . . . . . . . . . . . . . . . 44
    SECTION 7.2.5.  Investments . . . . . . . . . . . . . . . . . . . . . . . 46
    SECTION 7.2.6.  Restricted Payments, etc. . . . . . . . . . . . . . . . . 46
    SECTION 7.2.7.  Rental Obligations. . . . . . . . . . . . . . . . . . . . 46
    SECTION 7.2.8.  Capital Expenditures. . . . . . . . . . . . . . . . . . . 47
    SECTION 7.2.9.  Take or Pay Contracts . . . . . . . . . . . . . . . . . . 47
    SECTION 7.2.10  Consolidation, Merger, etc. . . . . . . . . . . . . . . . 47
    SECTION 7.2.11  Asset Dispositions, etc.. . . . . . . . . . . . . . . . . 47
    SECTION 7.2.12. Transactions with Affiliates. . . . . . . . . . . . . . . 47
    SECTION 7.2.13. Negative Pledges, Upstreaming Money, etc. . . . . . . . . 48
    SECTION 7.2.14. Madison and Standard's Ratings  . . . . . . . . . . . . . 48
    SECTION 7.2.15. Surplus Relief Reinsurance Agreements . . . . . . . . . . 48
    SECTION 7.2.16. Management Fees . . . . . . . . . . . . . . . . . . . . . 48
    SECTION 7.2.17. Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . 49
    SECTION 7.2.18. Domicile, etc.  . . . . . . . . . . . . . . . . . . . . . 49
    SECTION 7.2.19. Modification of Agreements, Subordinated Note and
                     Contribution Agreement . . . . . . . . . . . . . . . . . 49

                                          F-57

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                                     ARTICLE VIII

                                  EVENTS OF DEFAULT

    SECTION 8.1.    Listing of Events of Default. . . . . . . . . . . . . . . 49
    SECTION 8.1.1.  Non-Payment of Obligations. . . . . . . . . . . . . . . . 49
    SECTION 8.1.2.  Breach of Warranty. . . . . . . . . . . . . . . . . . . . 49
    SECTION 8.1.3.  Non-Performance of Certain Covenants and Obligations  . . 49
    SECTION 8.1.4.  Non-Performance of Other Covenants and Obligations  . . . 50
    SECTION 8.1.5.  Default on Other Indebtedness . . . . . . . . . . . . . . 50
    SECTION 8.1.6.  Judgments . . . . . . . . . . . . . . . . . . . . . . . . 50
    SECTION 8.1.7.  Pension Plans . . . . . . . . . . . . . . . . . . . . . . 50
    SECTION 8.1.8.  Change in Control . . . . . . . . . . . . . . . . . . . . 51
    SECTION 8.1.9.  Bankruptcy, Insolvency, etc.. . . . . . . . . . . . . . . 51
    SECTION 8.1.10  Impairment of Security, etc.. . . . . . . . . . . . . . . 52
    SECTION 8.1.11. Licensing; Seizure; etc.  . . . . . . . . . . . . . . . . 52
    SECTION 8.2.    Action if Bankruptcy. . . . . . . . . . . . . . . . . . . 52
    SECTION 8.3.    Action if Other Event of Default. . . . . . . . . . . . . 52
    SECTION 8.4.    Cumulative Remedies . . . . . . . . . . . . . . . . . . . 52


                                      ARTICLE IX

                               MISCELLANEOUS PROVISIONS

    SECTION 9.1.   Waivers, Amendments, etc. . . . . . . . . . . . . . . . .  53
    SECTION 9.2.   Notices . . . . . . . . . . . . . . . . . . . . . . . . .  53
    SECTION 9.3.   Payment of Costs and Expenses . . . . . . . . . . . . . .  53
    SECTION 9.4.   Indemnification . . . . . . . . . . . . . . . . . . . . .  54
    SECTION 9.5.   Survival. . . . . . . . . . . . . . . . . . . . . . . . .  55
    SECTION 9.6.   Severability. . . . . . . . . . . . . . . . . . . . . . .  55
    SECTION 9.7.   Headings. . . . . . . . . . . . . . . . . . . . . . . . .  56
    SECTION 9.8.   Execution in Counterparts . . . . . . . . . . . . . . . .  56
    SECTION 9.9.   Governing Law; Entire Agreement . . . . . . . . . . . . .  56
    SECTION 9.10.  Successors and Assigns. . . . . . . . . . . . . . . . . .  56
    SECTION 9.11.  Consent of Borrower as Sole Shareholder . . . . . . . . .  56
    SECTION 9.12.  Forum Selection and Consent to Jurisdiction . . . . . . .  56
    SECTION 9.13.  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . .  57

                                          F-58

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SCHEDULE I    -    Disclosure Schedule

 EXHIBIT A    -    Form of Term Note
 EXHIBIT B    -    Form of Borrowing Request
 EXHIBIT C    -    Form of Continuation/Conversion Notice
 EXHIBIT D    -    Form of Pledge Agreement I
 EXHIBIT E    -    Form of Pledge Agreement II
 EXHIBIT F    -    Form of Opinion of Counsel to the Borrower
 EXHIBIT G    -    Form of Guarantee and Contingent Purchase Agreement of the
                     Borrower
 EXHIBIT H         Form of Contribution Agreement
 EXHIBIT I    -    Form of Consent and Amendment of Subordinated Note
 EXHIBIT J    -    Form of Consent and Amendment of Tax Allocation Agreement

1525104

                                          F-59